Exhibit 10.1

Execution Version

LONESTAR RESOURCES US INC.,

as Parent Company,

LONESTAR RESOURCES AMERICA, INC.,

as Company,

JEFFERIES FINANCE, LLC,

as Collateral Agent,

and

THE PURCHASERS AND OTHER PARTIES NAMED HEREIN

12% SENIOR SECURED SECOND LIEN NOTES DUE 2021

and

WARRANTS TO PURCHASE SHARES OF COMMON STOCK

SECURITIES PURCHASE AGREEMENT

Dated as of August 2, 2016

INTREPID PARTNERS, LLC,

as Arranger

i

EXHIBITS:

Exhibit A	-	Defined Terms
Exhibit B	-	Form of Note
Exhibit C	-	Restricted Legend
Exhibit D	-	Form of Warrant Agreement
Exhibit E	-	Form of Joinder Agreement
Exhibit F	-	Form of Commitment Increase Supplement

SCHEDULES:

Schedule I	-	Information Relating to the Purchasers
Schedule II	-	Payment Account Information
Schedule 2.1(f)	-	Environmental Matters
Schedule 2.1(o)	-	Material Agreements for Sale of Production
Schedule 2.1(t)	-	Swap Agreements
Schedule 5.2(h)	-	Existing Indebtedness
Schedule 5.3(d)	-	Existing Liens
Schedule 5.5(a)	-	Investments
Schedule 5.14(i)	-	Transactions with Affiliates

LONESTAR RESOURCES AMERICA INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of August 2, 2016, is among LONESTAR RESOURCES AMERICA INC., a Delaware corporation (the “Company”), LONESTAR RESOURCES US INC., a Delaware corporation (the “Parent Company”, and together with the Company, the “Lonestar Parties”), JEFFERIES FINANCE, LLC, in its capacity as the collateral agent for the Purchasers (in such capacity, the “Collateral Agent”), JUNEAU ENERGY, LLC, a Delaware limited company (the “Initial Purchaser”), the other Purchasers party to this Agreement, and LEUCADIA NATIONAL CORPORATION (as “Initial Purchaser Guarantor”).

Certain capitalized terms used in this Agreement are defined in Exhibit A; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a schedule or an exhibit attached to this Agreement.

RECITALS:

WHEREAS, the Company and the Parent Company desire to issue and sell to the Purchasers, and the Purchasers desire to purchase, the Company’s senior secured notes due 2021 and detachable warrants to purchase shares of the Parent Company’s common stock, par value $0.001 per share (“Common Stock”), in each case, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company’s payment obligations under the Notes, including the due and punctual payment of interest thereon, will be unconditionally guaranteed, on a senior secured basis (the “Guarantees”), by each of the Guarantors; and

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained in this Agreement, the parties to this Agreement agree as follows:

AGREEMENT:

SECTION 1. PURCHASE AND SALE OF THE NOTES

1.1. Authorization.

The Company has authorized the issuance and sale of senior secured second lien notes in an aggregate principal amount of at least $25,000,000 and up to a maximum of $49,900,000 (the “Notes”); and the Parent Company has authorized the issuance and sale of five-year detachable warrants (the “Warrants”) exercisable for the purchase of an aggregate 998,000 shares of Common Stock (“Warrant Shares”) at a price of $5.00 per share, as such number of shares may be adjusted from time to time pursuant to the terms thereof, in each case, on the terms and subject to the conditions set forth herein.

1.2. Sale and Purchase of Securities.

(a) Subject to compliance with Sections 1.3 and 1.4, on the Closing Date the Company will issue and sell to the Initial Purchaser, and the Initial Purchaser will purchase from the Company, Notes at an aggregate purchase price equal to $10,000,000.

(b) From time to time after the Closing Date and prior to the Funding Deadline, subject to compliance with Sections 1.3 and 1.5, the Company may deliver to Purchasers then party to this Agreement notice (which notice must be received by such Purchasers prior to 10:00 A.M., Dallas, Texas time, at least one Business Day prior to the Issue Date) requesting that such Purchasers purchase additional Notes and specifying the date of issue (such date, the “Issue Date”) and amount to be purchased; such amount shall be allocated among such Purchasers pro rata in accordance with their then-unfunded Commitments, rounded to the nearest integral multiple of $1,000 (provided that no Purchaser shall purchase Notes in an aggregate principal amount greater than its Commitment). Not later than 12:00 Noon, Dallas, Texas time, on the Issue Date for the additional Notes, each Purchaser then party to this Agreement shall make available to the Company an amount in U.S. dollars and in immediately available funds equal to the principal amount of the Notes then to be purchased by such Purchaser; provided that in no event shall the Initial Purchaser be required to purchase Notes under Sections 1.2(a) and this clause (b) in excess of $25,000,000 in aggregate principal amount.

(c) From time to time after the Closing Date but before the Funding Deadline, one or more Purchasers other than the Initial Purchaser may become party to this Agreement, with each such additional Purchaser to become a party to this Agreement effective upon the execution of a Joinder Agreement by such Purchaser, the Company and the Parent Company; provided that (x) the Commitment of any such additional Purchaser must be $5,000,000 or an integral multiple of $100,000 in excess of $5,000,000 and (y) the aggregate Commitment of all such additional Purchasers shall not exceed $24,900,000. Subject to the limitations that (1) the aggregate Commitments of all Purchasers may not exceed $49,900,000 and (2) the aggregate Commitments of all Purchasers other than the Initial Purchaser may not exceed $24,900,000, any Purchaser may increase the amount of its Commitment (each such increase to be $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000 from time to time after the Closing Date but before the Funding Deadline upon the execution and delivery of a Commitment Increase Supplement by such Purchaser, the Company and the Parent Company; in the event of an increase in the Initial Purchaser’s Commitment, such increase shall be subject to the payment by the Company of a fee equal to 2% of such increased Commitment (which fee shall be treated for federal income tax purposes as a premium for an option to put Notes to the Initial Purchaser).

(d) In connection with any issue and sale of Notes pursuant to Section 1.2(a) or 1.2(b) above, at the request of the Initial Purchaser, each Purchaser of Notes will also receive detachable Warrants for the exercise of 20 Warrant Shares per $1,000 in aggregate principal amount of Notes purchased. The Warrants shall be issued substantially in the form set out in Exhibit D. The terms and conditions to exercise of the Warrants will be as expressly set forth therein. The Notes and Warrants will be treated as “investment units” within the meaning of Section 1273 of the Code and U.S. Treasury Regulation §1.1273-2(h). Under these rules, the issue price of an investment unit will be allocated between the Note and the Warrant based on the relative fair market values of the Note and the Warrant. The amount so allocated to the Notes issued on the Closing Date will be $9,152,000, and to the Warrants issued on the Closing Date will be $848,000. The Purchasers, the Holders and the Lonestar Parties agree that the foregoing allocation will be binding on the Purchasers, the Holders, the Lonestar Parties and their Affiliates for all tax reporting purposes unless the applicable Purchasers, Holders and Lonestar Parties all agree otherwise or as otherwise may be required (to the satisfaction of all such parties, each in its reasonable discretion) by applicable law. Not later than five Business Days prior to the issuance of Additional Notes, the Company and the Initial Purchaser shall mutually determine the amount allocated to any Notes and Warrants issued after the Closing Date, and such determination shall be binding on the Purchasers, the Holders, the Lonestar Parties and their Affiliates for all tax reporting purposes unless the applicable Purchasers, Holders and Lonestar Parties all agree otherwise or as otherwise may be required (to the satisfaction of all such parties, each in its reasonable discretion) by applicable law. The Lonestar Parties, the Holders and the Purchasers will not take, and will cause their Affiliates to not take, the position on any Tax return or report or otherwise that any of the Notes (or the loans evidenced thereby) are treated as other than debt for income or franchise tax purposes or are governed by the rules for contingent payment debt instruments set out in U.S. Treasury Regulation § 1.1275-4, without the prior written consent of the Initial Purchaser. At least thirty days before a Lonestar Party or its Affiliate files any Tax return or report that reflects or reports the accrual of original issue discount on any of the Notes (or the loans evidenced thereby) or the tax treatment of any fees payable under any Note Document, or provides any information related to the accrual of original issue discount with respect to the Notes (or the loans evidenced thereby) or the tax treatment of any fees payable under any Note Document to any Holder, the Company shall provide the applicable original issue discount accrual schedule, or a description of the tax treatment of such fees, to the Initial Purchaser for the Initial Purchaser’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Lonestar Parties will not take, and will cause their Affiliates to not take, any position on any Tax return or report or in any information provided to a Holder that is inconsistent with the original issue discount accrual schedule or such description of fees as updated to reflect the Initial Purchaser’s reasonable requests without the prior written consent of the Initial Purchaser. If Juneau Energy, LLC is no longer a Holder, then “Initial Purchaser” shall mean—for purposes of this Section 1.2(d) only—the Majority Holders.

(e) The offer and sale of the Notes and the issuance of the Warrants to the Purchasers will be made without registration of the Notes or Warrants under the Act in reliance upon exemptions from the registration requirements of the Act. Neither this Agreement nor the Notes will be qualified under the Trust Indenture Act of 1939, as amended, and as a result Holders will not receive the protections otherwise provided thereby.

(f) The payment and performance of the Notes and all of the other Obligations hereunder and under the other Note Documents will be (i) unconditionally guaranteed by each Guarantor pursuant to one or more Guaranty Agreements; and (ii) secured by Liens (subject in priority to the Liens granted under the First Lien Documents and to Excepted Liens) against (A) the interest of the Lonestar Parties and each Guarantor in a portion of their Oil and Gas Properties, the Recognized Value of which represents at least 80% of the Recognized Value of all of their proved Oil and Gas Properties, pursuant to the terms of one or more Mortgages in favor of the Administrative Agent for the ratable benefit of the Secured Parties; and (B) all personal property of the Company and each Guarantor pursuant to the terms of one or more Security Agreements (with such exceptions as provided therein) in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

1.3. Closing.

Each issue and sale of the Notes to the Purchasers (a “Closing”) shall occur at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002, at 10:00 a.m., Houston, Texas time, on the Issue Date therefor (the first such Issue Date, the “Closing Date”). At each Closing, (i) the Company will deliver to each such Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of $1,000,000 or an integral multiple of $1,000 in excess of $1,000,000 principal amount as such Purchaser may request), (ii) if the Initial Purchaser is a Purchaser of some or all of such Notes, the Company shall pay a fee to the Initial Purchaser equal to 1% of the aggregate principal amount of the Notes being purchased by the Initial Purchaser, (iii) the Company shall have paid all of the fees due to, and expenses owing in accordance with Section 10.1 of, the Purchasers and (iv) in the case of an issue of Warrants pursuant to Section 1.2(e), the Parent Company will deliver to each Purchaser a Warrant, each executed and delivered by a duly authorized officer of the Company, dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery to the Company of the purchase price by wire transfer of immediately available funds to the account of the Company designated on Schedule II. If at the Closing the Company or the Parent Company shall fail to tender such Notes and Warrants to the Purchaser as provided above in this Section 1.3, or any of the conditions specified in Section 1.4 shall not have been fulfilled to each Purchaser’s satisfaction, such Purchaser shall, at the Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

1.4. Initial Purchaser’s Conditions to Closing.

The Initial Purchaser’s obligation to purchase and pay for the Notes issued pursuant to Section 1.2(a) is subject to the satisfaction, prior to or at the Closing Date, of the conditions set forth in Section 1.3 and the following conditions:

(a) The Collateral Agent shall have received this Agreement, the Intercreditor Agreement, the Guaranty Agreements and the Security Agreements (other than the Mortgages), in each case executed and delivered by a duly authorized officer of each of the Lonestar Parties party thereto, and the certificates representing the shares of Capital Stock that are certificated securities and that are pledged pursuant to the Guarantee Agreements and Security Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(b) The Initial Purchaser shall have received the unaudited pro forma consolidated balance of the Company prepared to give effect (as if such events had occurred on such date) to the issue of the Notes to be made on the Closing Date and the use of proceeds thereof and the payment of fees and expenses in connection with the foregoing.

(c) Each of the representations and warranties made by the Lonestar Parties in or pursuant to the Notes Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(d) Each Lonestar Party shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and any other Note Documents required to be performed or complied with by it prior to or at the Closing Date.

(e) The Company shall have delivered to each Purchaser and to the Collateral Agent an officer’s certificate:

(i) signed by the chief executive officer of the Company, stating that the conditions specified in this Section 1.4 are satisfied; and

(ii) in respect of each Lonestar Party, signed by a secretary or assistant secretary of such Lonestar Party, certifying (A) as to the incumbency of the officer of such Lonestar Party authorized to execute and deliver this Agreement (if applicable), any other instruments or agreements required hereunder to which such Lonestar Party is a party, and (B) attaching good standing certificates issued by the Secretary of State or other applicable Governmental Authority of the state or other jurisdiction of such Lonestar Party’s organization.

(f) The Initial Purchaser and the Collateral Agent shall have received an opinion from Latham & Watkins LLP, counsel for the Lonestar Parties, dated the Closing Date and addressed to the Initial Purchaser and the Collateral Agent, which opinion shall be in scope and in substance reasonably acceptable to the Initial Purchaser.

(g) The Company shall have paid the Initial Purchaser a backstop fee of $500,000. The parties agree that such fee shall be treated for U.S. federal income tax purposes as a premium for an option to put Notes to the Initial Purchaser pursuant to Sections 1.2(a) and (b).

(h)The Company and the Initial Purchaser shall have entered into a term sheet or agreement, in either case satisfactory to the Initial Purchaser in its sole, absolute and unfettered discretion, for a joint venture with respect to the ownership, maintenance, exploration and development of Juneau Energy, LLC’s Caldwell and Wade producing units and wells located in Brazos County, Texas.

1.5. Post-Closing Date Obligations.

On or before the 90th day after the Closing Date, or such longer period as the Majority Holders may agree:

(a) the Company will, or will cause the applicable Guarantor to execute and deliver to the Collateral Agent Mortgages covering each of the Mortgaged Properties and the Initial Purchaser and the Collateral Agent shall have received a customary opinion from Latham & Watkins LLP, counsel for the Lonestar Parties, dated the date of execution of such Mortgages, and addressed to the Initial Purchaser and the Collateral Agent, with respect to Mortgages; and

(b) execute and deliver to the Collateral Agent such Deposit Account Control Agreements required to be delivered pursuant to the Security Documents.

1.6. Conditions to the Issuance of Additional Notes.

Each Purchaser’s obligation to purchase and pay for the Notes issued pursuant to Section 1.2(b) is subject to the satisfaction, prior to or at the Closing, of the conditions set forth in Section 1.3 and the following conditions:

(a) The Company shall have duly executed and delivered to each Purchaser or its counsel one or more Notes in the aggregate principal amount to be purchased by such Purchaser, in each case executed and delivered by a duly authorized officer of the Company and registered in the name of such Purchaser (or its designated nominee).

(b) Each of the representations and warranties made by any Lonestar Party in or pursuant to the Note Documents shall be true and correct on and as of the Issue Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(c) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(d) pro forma for such issuance and the application of the proceeds thereof, the Company shall be in compliance with Section 5.1.

(e) Since the Closing Date, no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.

Except to the extent that the Company has disclosed to the applicable Purchasers that an applicable condition specified in Section 1.4 will not be satisfied as of the Closing of the issue and sale of such Notes, Borrower shall be deemed to have made a representation and warranty as of such time that the conditions specified in Section 1.4 have been satisfied.

1.7. The Company’s Conditions to Closing.

The obligation of the Company and the Parent Company to sell the Notes and issue the Warrants in connection with each Closing is subject to the fulfillment on or before the date of such Closing of each of the following conditions by each Purchaser:

(a) Each Purchaser shall have paid the purchase price for its Notes by wire transfer of immediately available funds to the account or accounts designated by the Company on Schedule II.

(b) The representations and warranties of each Purchaser in this Agreement shall be correct in all material respects when made and at the time of the Closing.

(c) The Initial Purchaser shall have executed and delivered an equity commitment letter, which agreement shall be in form and substance acceptable to the Lonestar Parties in their sole, absolute and unfettered discretion.

(d) Any Purchaser not already a party to this Agreement, shall execute and deliver to the Company a Joinder Agreement in substantially the form of Exhibit E.

(e) Each such Note Document shall be in full force and effect.

1.8. Guarantee of Initial Purchaser’s Obligations

(a) To induce the Lonestar Parties to enter into this Agreement, the Initial Purchaser Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Lonestar Parties, the due and punctual payment, observance and performance of the Initial Purchaser’s obligations hereunder, including the obligation to purchase Notes from time to time as provided hereunder; provided that, notwithstanding anything to the contrary contained herein, in no event shall the Initial Purchaser Guarantor’s liability under this guaranty exceed an amount of the Initial Purchaser’s commitment to purchase Notes hereunder. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

(b) The Lonestar Parties shall not be obligated to file any claim relating to any obligation in the event that the Initial Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Lonestar Parties to so file shall not affect the Initial Purchaser Guarantor’s obligations hereunder. In the event that any payment to the Lonestar Parties in respect of any obligation is rescinded or is otherwise returned for any reason whatsoever, the Initial Purchaser Guarantor shall remain liable hereunder with respect to the Initial Purchaser’s obligations as if such payment had not been made. This is an unconditional guaranty of payment and not of collectibility. The obligations of the parties shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guaranty, and all dealings between Initial Purchaser or Initial Purchaser Guarantor, on the one hand, and the Lonestar Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this guaranty. The Initial Purchaser Guarantor agrees to promptly take all actions required to timely discharge its obligations hereunder, and the Initial Purchaser Guarantor acknowledges and agrees that the Lonestar Parties shall be entitled to specific performance against the Initial Purchaser Guarantor (without the posting of bond or other security) if required to specifically enforce the foregoing obligations.

(c) The Initial Purchaser Guarantor agrees that the Lonestar Parties may at any time and from time to time, without notice to or further consent of the Initial Purchaser Guarantor, extend the time of payment of any obligation of the Initial Purchaser hereunder (but may not, without the consent of all of the Holders, extend the Funding Deadline), and may also make any agreement with the Initial Purchaser for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lonestar Parties and Initial Purchaser without in any way impairing or affecting the Initial Purchaser Guarantor’s obligations under this guaranty or affecting the validity or enforceability of this guaranty. The Initial Purchaser Guarantor agrees that the obligations of the Initial Purchaser Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise impaired or affected by (i) the failure or delay of the Lonestar Parties to assert any claim or demand or to enforce any right or remedy against the Initial Purchaser or any other Person interested in the transactions contemplated by this Agreement; (ii) any release or discharge of any obligation of Initial Purchaser contained in this Agreement resulting from any change in the corporate existence, structure or ownership of the Initial Purchaser; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Initial Purchaser; (iv) any amendment or modification of this Agreement, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any of the Initial Purchaser’s obligations hereunder, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of this Agreement or the documents entered into in connection therewith; (v) the existence of any claim, set-off or other right that the Initial Purchaser Guarantor may have at any time against the Initial Purchaser or the Lonestar Parties, whether in connection with any Obligation or otherwise; (vi) the adequacy of any other means the Lonestar Parties may have of obtaining repayment of any of the obligations of the Initial Purchaser; (vii) the addition or substitution or release of any Person interested in the transactions contemplated by this Agreement; or (viii) any other act or omission that may or might in any manner or to any extent vary the risk of the Initial Purchaser Guarantor or otherwise operate as a discharge of the Initial Purchaser Guarantor as a matter of law or equity. To the fullest extent permitted by law, the Initial Purchaser Guarantor hereby irrevocably and expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Lonestar Parties. The Initial Purchaser Guarantor hereby irrevocably and expressly waives promptness, diligence, notice of the acceptance of this guaranty and of any obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any obligation and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Initial Purchaser or any other Person interested in the transactions contemplated by this Agreement, and all suretyship defenses generally (other than defenses to the payment of the obligations that are available under this Agreement); provided that the Initial Purchaser Guarantor is not waiving any of its rights or defenses to the extent otherwise expressly provided herein.

(d) No failure on the part of the Lonestar Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lonestar Parties of any right, remedy or power hereunder or under the Purchase Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Lonestar Parties or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lonestar Parties at any time or from time to time.

(e) The Initial Purchaser Guarantor may not assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Lonestar Parties. This guaranty shall remain in full force and effect and shall be binding on the Initial Purchaser Guarantor, its successors and assigns until the Obligations are satisfied in full.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

2.1. Representations of the Lonestar Parties.

Each of the Lonestar Parties, jointly and severally, represents and warrants to each Purchaser as of the date hereof as follows:

(a) The Lonestar Parties and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

(b) The Transactions are within the Lonestar Parties’ and each Guarantor’s powers under its Organizational Documents and have been duly authorized by all necessary action (including, without limitation, any action required to be taken by any class of managers, directors, partners or owners of Capital Stock of either Lonestar Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Note Document to which the Lonestar Parties and each Guarantor is a party has been duly executed and delivered by the Lonestar Parties and such Guarantor and constitutes a legal, valid and binding obligation of the Lonestar Parties and such Guarantor, as applicable, enforceable in accordance with its terms, subject to Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, shareholders, partners or any class of managers, directors, or partners, whether interested or disinterested, of the Lonestar Parties or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Note Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (A) the recording and filing of the Security Documents as required by this Agreement, (B) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Note Documents, (C) consents by, required notices to, or other actions by state and federal governmental entities in connection with the assignment of state and federal oil and gas leases or other interests therein that are customarily obtained subsequent to such assignments, and (D) filings pursuant to state securities laws, (ii) will not violate any applicable law or Organizational Documents of the Lonestar Parties or any Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Lonestar Parties or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Lonestar Parties or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Lonestar Parties or any Subsidiary (other than the Liens created by the Note Documents and the Liens created under the First Lien Documents to the extent permitted hereunder and under the Intercreditor Agreement). The Warrant Shares have been reserved for issuance pursuant to the Warrants.

(d) The financial statements of the Parent Company heretofore furnished to the Purchasers present fairly, in all material respects, the financial condition and results of operations and cash flows of the Parent Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with

GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements. Since December 31, 2015, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Parent Company and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices. Neither the Parent Company nor any of its Subsidiaries has on the date hereof any material Indebtedness (including Disqualified Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

(e) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Company, threatened against or affecting the Parent Company or any of its Subsidiaries (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Note Document or the Transactions.

(f) Except as set forth in Schedule 2.1(f) or that could not be reasonably expected to have a Material Adverse Effect (or with respect to (iii), (iv) and (v) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(i) Neither any Property of the Parent Company or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(ii) No Property of the Parent Company or any of its Subsidiaries nor the operations currently conducted thereon are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(iii) All notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Parent Company and each of its Subsidiaries, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Parent Company and each Subsidiary have not received written notice stating that they are not in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(iv) To the Parent Company’s knowledge, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Parent Company or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws.

(v) The Parent Company has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Parent Company or any of its Subsidiaries except in compliance with Environmental Laws.

(vi) To the extent applicable, all Property of the Parent Company and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Parent Company does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(vii) Neither the Parent Company nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment, except as referred to or reflected or provided for in the Financial Statements.

(g) Each of the Parent Company and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent Company or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Parent Company or any Subsidiary or any of their Properties is bound. No Default has occurred and is continuing.

(h) Neither the Parent Company nor any Subsidiary is an “investment company”, within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

(i) Each of the Parent Company and its Subsidiaries has timely filed or caused to be timely filed all Tax returns and reports required to have been filed and has timely paid or caused to be timely paid all Taxes required to have been paid by it and all Taxes upon the Parent Company or any of its Subsidiaries and upon their respective properties, assets, income, businesses or franchises required to have been paid, except (i) Taxes that are being diligently contested in good faith by appropriate proceedings for which the Parent Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Company and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of Parent Company, adequate. No Tax Lien has been filed and, to the knowledge of the Parent Company, no claim is being asserted with respect to any Tax or other governmental charge imposed on the Parent Company or any of its Subsidiaries or upon their respective properties, assets, businesses or franchises.

(j) The Parent Company, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan. Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code. No act, omission or transaction has occurred which could result in imposition on the Parent Company, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA. No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Parent

Company, any Subsidiary or any ERISA Affiliate has been or is expected by the Parent Company, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred. Full payment when due has been made of all amounts which the Parent Company, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Parent Company’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA. Neither the Parent Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Company, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability. Neither the Parent Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan. Neither the Parent Company, the Subsidiaries nor any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in a material increase in current liability for the Plan.

(k) The Parent Company has disclosed or delivered to the Purchasers and the Holders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent Company or any Subsidiary to the Holders or any of their Affiliates in connection with the negotiation of this Agreement or any other Note Document or delivered hereunder or under any other Note Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Parent Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Note Documents or the other documents, certificates and statements furnished to the Holders by or on behalf of the Parent Company or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby (other than industry wide risks normally associated with the types of businesses conducted by the Parent Company and its Subsidiaries). There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent Company and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(l) The Parent Company has, and has caused all of its Subsidiaries to have, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are commercially reasonable and usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent Company and its Subsidiaries. The Collateral Agent has been named as an additional insured in respect of such liability insurance policies, and the Collateral Agent in its capacity as such has been named as loss payee with respect to Property loss insurance.

(m) Each of the Parent Company and the Subsidiaries has good and defensible title to its respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to, or valid leasehold interests in, licenses of, or rights to use, all its Properties, in each case, free and clear of all Liens except Liens permitted by Section 5.3. After giving full effect to the Excepted Liens, the Parent Company or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Parent Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Parent Company’s or such Subsidiary’s net revenue interest in such Property. The ownership by the Parent Company or any Subsidiary of the Hydrocarbons and the undivided interests therein specified on the exhibits to the Mortgages are the same interests reflected in the most recently delivered Reserve Report. All material leases and agreements necessary for the conduct of the business of the Parent Company and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect. The rights and Properties presently owned, leased or licensed by the Parent Company and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof. All of the Properties of the Parent Company and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards. Each of the Parent Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent Company and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Company and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

(n) Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, and subject to the prior rights and limitations of the Parent Company as an owner of any non-operated working interests, the Oil and Gas Properties (and Properties unitized therewith) of the Parent Company and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent Company and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Parent Company or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent Company or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements (except with respect to horizontal wells permitted by Governmental Authority), and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Parent Company or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent Company or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Parent Company or any of its Subsidiaries, in a manner consistent with the Parent Company’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 2.1(n) could not reasonably be expected to have a Material Adverse Effect).

(o) Except for contracts listed and in effect on the date hereof on Schedule 2.1(o), and thereafter either disclosed in writing to the Holders or included in the most recently delivered Reserve Report (with respect to all of which contracts the Parent Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Parent Company’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

(p) Schedule 2.1(p), as of the date hereof, and after the date hereof, each report required to be delivered by the Parent Company pursuant to Section 4.2(e), sets forth, a true and complete list of all Swap Agreements of the Parent Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

(q) The proceeds of the sale of the Notes shall be used for general corporate purposes, which may include, but is not limited to, the payment fees and expenses in connection with the Transactions not to exceed $2,500,000 and to repurchase the Senior Notes from time to time. The Parent Company and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of the sale of the Notes shall be used for any purpose which violates the provisions of Regulations T, U or X of the Board. The Parent Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Notes (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(r) None of the Parent Company and its Subsidiaries own, and have not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States of America.

(s) The Parent Company has implemented and maintains in effect policies and/or procedures designed to ensure compliance by the Parent Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent

Company and the Subsidiaries and their respective officers and employees and, to the knowledge of the Parent Company, their respective directors and officers, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Parent Company and the Subsidiaries or any of their respective directors, officers or employees, or (ii) to the knowledge of the Parent Company, any agent of the Parent Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement by Parent Company or its Subsidiaries will violate any Anti-Corruption Law or applicable Sanctions.

(t) The Mortgages are effective to create in favor of the Collateral Agent for the benefit of the Holders, a legal, valid and enforceable Lien on all of the Company’s and each Guarantor’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices of the Counties in which the Oil and Gas Properties are located, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company and each Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 5.3.

2.2. Representations of the Purchasers and the Initial Purchaser Guarantor

Each Purchaser and the Initial Purchaser Guarantor represents and warrants, or acknowledges, as applicable, as of the date hereof, as follows:

(a) Such Person is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (ii) aware that the sale of the Notes and the issuance of the Warrants to it is being made in reliance on a private placement exemption from registration under the Securities Act, and (iii) acquiring the Notes and the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act.

(b) Such Person understands and agrees that the Notes and the Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the issuance of the Securities have not been and will not be registered under the Securities Act and that the Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 thereunder (if available), (ii) pursuant to an effective registration statement under the Securities Act or (iii) to the Parent Company or one of its Subsidiaries, in each of cases (i) through (iii) above in accordance with any applicable securities laws of any State of the United States, and that it will notify any subsequent purchaser of the Notes or the Warrant Shares (or any portion thereof) from it of the resale restrictions referred to above, as applicable.

(c) Such Person (i) is able to fend for itself in the transactions contemplated by this Agreement, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(d) Such Person acknowledges that (i) it has conducted its own investigation of the Lonestar Parties and the terms of the Notes and the Warrants, (ii) it has had access to such financial and other information as it deems necessary to make its decision to purchase the Notes, (iii) it has been offered the opportunity to ask questions of the Lonestar Parties and received answers thereto, as it deemed necessary in connection with the decision to purchase the Notes and (iv) it has not relied on the advice of, or any representations by, any other Person in making such decision, and no other Person has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby. The foregoing, however, does not limit or modify the representations and warranties of the Lonestar Parties under this Agreement or the right of such Purchaser to rely in good faith thereon.

(e) Such Person understands that the Lonestar Parties and their counsel will rely upon the truth and accuracy of the foregoing representations and acknowledgements.

SECTION 3. REDEMPTIONS; OFFERS TO PURCHASE.

3.1. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time pursuant to this Agreement, the Company shall redeem the Notes on a pro rata basis. Notes and portions of Notes selected shall be in minimum amounts of $2,000,000 or integral multiples of $1,000,000 in excess of $2,000,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000,000 shall be redeemed. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

3.2.    Notice of Redemption.

Subject to the provisions of Section 3.8 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may be conditional.

Each notice of redemption will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price (if then determined and otherwise the method of determination);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) that Notes called for redemption must be surrendered to the Company to collect the redemption price;

(5) any conditions precedent in regard to the redemption;

(6) that, unless the Company defaults in making such redemption payment or a condition to such redemption has not been satisfied, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers, if any, listed in such notice or printed on the Notes.

3.3. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.2 hereof, Notes (or portions thereof) called for redemption become irrevocably due and payable on the applicable redemption date at the applicable redemption price unless any condition to the redemption set forth in the notice therefor shall not have been satisfied. If mailed in the manner provided for in Section 3.2, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

3.4. Payment of Redemption Price.

Prior to 11:00 a.m., Dallas, Texas time, on the redemption date, the Company shall deliver to each Holder, in the manner provided in the Notes, sufficient funds to pay such Holder’s portion of the redemption price of and accrued interest, if any, on such Holder’s Notes to be redeemed on that date.

If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date

3.5. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue in the name of the applicable Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.6. Optional Redemption.

(a) At any time prior to the second anniversary of the Closing Date, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Agreement, at a redemption price equal to 106.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net proceeds from one or more Equity Offerings by the Company.

(b) The Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

3.7. Mandatory Redemption.

The Notes shall be redeemed with 100% of the net cash proceeds of:

(a) Asset Sales (other than Asset Sales permitted by clauses (a) through (m) of Section 5.12) resulting in aggregate net cash proceeds in excess of $25.0 million for all Asset Sales, but excluding net cash proceeds (i) equal to the amount of any reduction in availability under the First Lien Facility so long as such availability is not increased until on or after the next regularly scheduled borrowing base redetermination (other than as a result of interim borrowing base redeterminations in accordance with the terms of the First Lien Facility resulting from acquisitions, extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves), (ii) applied to repay to create up to 35% in borrowing availability under the First Lien Facility, and (iii) that are applied by the Company or any Guarantor within 365 days after the receipt of any net cash proceeds from such Asset Sale (or within 545 days if the Company or such Guarantor has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this paragraph with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within such 545-day period), (1) to repay, prepay, redeem or purchase First Lien Debt and/or Notes; (2) to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Guarantor; (3) to make capital expenditures in respect of the Company’s or any Guarantor’s Oil and Gas Business; or (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in an Oil and Gas Business; and

(b) issuances, offerings or placements of Indebtedness (other than Indebtedness permitted under Section 5.2).

3.8. Offer to Repurchase Upon Change of Control.

(a) Within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000,000 or an integral multiple of $1,000 in excess of $1,000,000) of each Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Purchase Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder describing the transaction that constitutes the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 3.8 and that all Notes validly tendered and not withdrawn pursuant to the Change of Control Offer will be accepted for payment;

(2) the purchase price and the expiration date of the offer, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the “Change of Control Offer Expiration Date”);

(3) that the Change of Control Offer will expire as of the Change of Control Offer Expiration Date and that the Company shall pay the Change of Control Purchase Price for all Notes purchased as of the Change of Control Offer Expiration Date promptly thereafter on the Change of Control Purchase Date;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

(6) that each of the Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, together with form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such other customary documents as the Company may reasonably request, to the Company at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Offer Expiration Date;

(7) a Holder will be entitled to withdraw its election if such Holder delivers to the Company, prior to the termination of the Change of Control Offer on the Change of Control Offer Expiration Date, a an electronic transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000,000 in principal amount or an integral multiple of $1,000,000 in excess of $1,000,000.

(b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

(c) Promptly after the Change of Control Offer Expiration Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Purchase Date, the Company shall deliver to each Holder by 11:00 a.m., Dallas, Texas time, in the manner provided in the Notes, funds equal to its pro rata portion of the Change of Control Payment in respect of all Notes or portions thereof so tendered.

(d) On the Change of Control Purchase Date, the Company shall mail or otherwise deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000,000 or an integral multiple of $1,000 in excess of $1,000,000.

(e) The Change of Control provisions described in this Section 3.8 shall be applicable whether or nor any other provisions of this Agreement are applicable.

(f) Prior to complying with any of the provisions of this Section 3.8, but in any event no later than the Change of Control Purchase Date, the Company or any Guarantor shall either repay all of its other outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the repurchase of Notes required by this Section 3.8.

(g) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the price, at the time and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(h) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

(i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or the third party making the offer as provided above) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all, but not less than all, of the Notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to such date of redemption). Such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Company of the Notes redeemed; and (iv) the Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

3.9. Payment of Applicable Premium.

In connection with any redemption of Notes pursuant Sections 3.6(b), 3.7(a), 3.7(b), 3.8 or the repayment of the Notes following any acceleration pursuant to Section 6.2, the Company shall be required to pay with respect to the amount of the Notes redeemed or repaid, concurrently with such redemption or repayment, the following amount (the “Applicable Premium”):

(1) if made prior to the second anniversary of the Closing Date, the Make-Whole Amount;

(2) if made on or after the second anniversary of the Closing Date and before the third anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the Notes redeemed or repaid times 6.00%;

(3) if made on or after the third anniversary of the Closing Date and before the fourth anniversary of the Closing Date, a cash amount equal to the product of the principal amount of the Notes redeemed or repaid 3.00%; and

(4) if made on or after the fourth anniversary of the Closing Date, $0.

SECTION 4. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

4.1. Payment of Notes.

The Company will pay or cause to be paid the principal of, Applicable Premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2.0% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

4.2. Financial Statements; Other Information. The Company shall deliver to the Holders:

(a) As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company (beginning with the fiscal quarter ending September 30, 2016), its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(d) Prompt written notice (and in any event within 30 days prior thereto) of any change (i) in the Company or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Company or any Guarantor’s chief executive office or principal place of business, (iii) in the Company or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Company or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, (v) in the Company or any Guarantor’s federal taxpayer identification number, if any and (vi) any filings (amended or otherwise) or other documents as are necessary to maintain or establish the perfected security interest of the Collateral Agent in the Collateral with the requisite priority required pursuant to the Note Documents.

(e) Within 45 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, (i) the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, individually and in the aggregate, and (ii) the related ad valorem, severance and production Taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

The Company will be deemed to have furnished such reports to Holders if it or the Parent Company has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

4.3. Notices of Material Events.

The Company will furnish to each Holder prompt written notice of the following:

(a) the occurrence of any Event of Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof not previously disclosed in writing to the Holders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Holders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, is reasonably expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 4.3 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

4.4. Existence; Conduct of Business.

The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.11.

4.5. Payment of Obligations.

The Parent Company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Parent Company and all of its Subsidiaries, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being diligently contested in good faith by appropriate proceedings, (b) the Parent Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Company or any Subsidiary. The Lonestar Parties and their Subsidiaries will timely file all Tax returns and reports required to be filed by them.

4.6. Performance of Obligations.

The Company will pay the Notes according to the terms hereof, and the Company will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Note Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

4.7. Operation and Maintenance of Properties.

The Company, at its own expense, will, and will cause each Subsidiary to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) operate and maintain in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the gathering, transportation or processing of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect, any pipelines, compressor stations, wells, gas or crude oil processing facilities, field gathering systems, tanks, tank batteries, pumps, pumping units, fixtures, valves, fittings, machinery, parts, engines, boilers, meters, apparatus, appliances, tools, implements, casing, tubing, rods, cables, wires, towers, surface and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its Subsidiaries that are useful or necessary to conduct normal operations relating to gathering, transportation, processing or removal of Hydrocarbons and other minerals therefrom;

(c) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties, any gas or crude oil processing facilities or equipment and other material Properties, including, without limitation, all equipment, machinery and facilities;

(d) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(e) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties, any gas or crude oil processing facilities and other material Properties;

(f) operate its Oil and Gas Properties, any gas or crude oil processing facilities and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties, gas or crude oil processing facilities and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect.

To the extent the Company is not the operator of any Property, the Company shall use reasonable efforts to cause the operator to comply with this Section 4.7.

4.8. Insurance.

The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Notes shall be endorsed in favor of and made payable to the Collateral Agent as its interests may appear and such policies shall name the Collateral Agent in its capacity as such as “additional insured”, “loss payee” or “lenders’ loss payee”, as applicable, and provide that the insurer will endeavor to give at least 30 days (ten days, in the event of cancellation for nonpayment) prior notice of any cancellation to the Collateral Agent.

4.9. Books and Records; Inspection Rights.

The Parent Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP to the extent applicable thereto. The Parent Company will, and will cause each Subsidiary to, permit any representatives designated by the Majority Holders, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Unless the Initial Purchaser has appointed, or has the right to appoint, a director to the board of the Parent Company, the Initial Purchaser shall receive written notice of each meeting of the board of directors of the Parent Company reasonably in advance of such meeting, and have the right to attend and observe (but not vote at) each such meeting.

4.10. Compliance with Laws.

The Company will, and will cause each Subsidiary to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain in effect and enforce policies and/or procedures designed to ensure compliance by the Compliance, the Subsidiaries and each of their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

4.11. Environmental Matters.

(a) The Company shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Company’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Company’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Company’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Company’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to any oil, oil and gas waste, hazardous substance or solid waste that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be reasonably necessary to continuously determine and assure that the Company’s and its Subsidiaries’ obligations under this Section 4.11(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Company will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Holders and the Collateral Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Company or its Subsidiaries or their Properties of which the Company has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Company reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.

4.12. Further Assurances.

(a) The Company at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Majority Holders (acting through the Collateral Agent), including a Reconciliation Schedule, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Company or any Subsidiary, as the case may be, in the Note Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be necessary or advisable or otherwise reasonably requested by, the Majority Holders (acting through the Collateral Agent), in connection therewith.

(b) The Company hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or other Property covered by the Lien of the Security Documents without the signature of the Company or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or such other Property or any part thereof shall be sufficient as a financing statement where permitted by law.

4.13. Reserve Reports.

(a) Concurrently with the delivery thereof pursuant to the First Lien Documents, the Company shall furnish to the Holders a Reserve Report evaluating the Oil and Gas Properties of the Company and its Subsidiaries.

(b) With the delivery of each Reserve Report, the Company shall provide to the Holders a certificate from a Responsible Officer certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections, and the Company does not warrant that the same will prove to be accurate, (ii) the Company or its Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 5.3, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no Material Gas Imbalances, take or pay or other prepayments in excess of the volume specified in Section 2.1(o) with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the delivery of the last Reserve Report except Hydrocarbons sold in the ordinary course and other Oil and Gas Properties as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties (other than Hydrocarbons sold in the ordinary course of business) sold and in such detail as reasonably required by the Majority Holders (directly or acting through the Collateral Agent pursuant to written direction from the Majority Holders) and (v) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 4.15(a).

(c) With the delivery of each Reserve Report, the Company shall provide to the Holders an engineering update based upon then-current SEC pricing (an “SEC Report”). Company may (but is not obligated to) provide additional SEC Reports to the Holders not more than one time during each fiscal quarter.

4.14. Title Information.

(a) On or before the delivery to the Holders of each year-end Reserve Report required by Section 4.13(a) (and if requested by the Majority Holders in connection with the delivery of any other Reserve Report required pursuant to Section 4.13(a)), the Company will deliver title information in form and substance acceptable to the Majority Holders (directly or acting through the Collateral Agent pursuant to written direction from the Majority Holders) covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Collateral Agent shall have received together with title information previously delivered to the Collateral Agent, satisfactory (to the Majority Holders) title information on at least 80% of the Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report reasonably satisfactory to the Majority Holders.

(b) If the Company has provided title information for additional Properties under Section 4.14(a), the Company shall, within 60 days of notice from the Majority Holders (or the Collateral Agent acting at the written direction of the Majority Holders), that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 5.3 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than

Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Majority Holders so that the Collateral Agent shall have received, together with title information previously delivered to the Collateral Agent, satisfactory (to the Majority Holders) title information on at least 80% of the Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report.

4.15. Additional Collateral; Additional Guarantors.

(a) The Company shall review each Reserve Report delivered pursuant to Section 4.13 and the list of current Mortgaged Properties (as described in Section 4.13(b)(v)) to ascertain whether the Mortgaged Properties represent at least 90% of the Recognized Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such Recognized Value, then the Company shall, and shall cause its Subsidiaries (other than any Exempt CFC or Subsidiary thereof) to, grant, within 30 days after delivery of the certificate required under Section 4.13(b), to the Collateral Agent as security for the Notes a Lien interest (provided that Liens pursuant to the First Lien Documents and Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Documents, all in form and substance reasonably satisfactory to, and as are necessary to maintain or establish the perfected security interest of, the Collateral Agent in the applicable Collateral with the requisite priority required pursuant to the Note Documents and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties to the Collateral Agent for the ratable benefit of the Holders and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 4.15(b).

(b) Within 30 days following the creation, acquisition or other formation of any Subsidiary (other than any Exempt CFC or Subsidiary thereof), the Company shall cause such Subsidiary to become a party to a Guaranty Agreement and to guarantee the Notes and to grant the liens required pursuant thereto and to execute and deliver all such any filings or other documents, instruments and/or other agreements as are necessary to maintain or establish the perfected security interest of the Collateral Agent in the Collateral of such Subsidiary with the requisite priority required pursuant to the Note Documents.

4.16. ERISA Compliance.

The Company will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Holders (i) promptly after the filing thereof with the United States Secretary of Labor, the IRS or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Company, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Company, the Subsidiary or the ERISA Affiliate, as applicable, is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the IRS, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Company will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of Section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of Section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

SECTION 5. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

5.1. Financial Covenants.

(a) The Company will not, as of the last day of any fiscal quarter, permit the ratio of its Total Debt to EBITDAX to exceed the ratio set forth below for each such period:

Fiscal Quarter Ending	Maximum Ratio of Total Debt to EBITDAX
June 30, 2016	5.25 to 1.00
September 30, 2016	5.00 to 1.00
December 31, 2016	4.75 to 1.00
March 31, 2017 and thereafter	4.50 to 1.00

EBITDAX shall be calculated at the end of each fiscal quarter using the results of the twelve-month period ending with that fiscal quarter end.

(b) The Company will not permit, as of the last day of any fiscal quarter, the ratio of (i) its consolidated current assets (determined in accordance with GAAP and including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815) to (ii) its consolidated current liabilities (determined in accordance with GAAP and excluding non-cash obligations under ASC 815 and current maturities under this Agreement) to be less than 1.5 to 1.0.

5.2. Indebtedness.

The Company will not, and will not permit any Guarantor to, incur, create, assume or suffer to exist any Indebtedness, except:

(a) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Guarantors thereunder) not to exceed the greater of (i) $120.0 million and (ii) the Borrowing Base;

(b) the Notes or other Obligations arising under the Note Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations arising under the Note Documents;

(c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) Indebtedness under Capital Leases not to exceed $1,000,000;

(e) Indebtedness associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

(f) intercompany Indebtedness between the Company and any Subsidiary or between Subsidiaries to the extent permitted by Section 5.5(d); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than the Company or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Indebtedness owed by either the Company or a Guarantor shall be subordinated to the Notes and Obligations arising under the Note Documents on terms set forth in the Guaranty Agreement;

(g) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses (b), (d), (g), (i) or (s) of this Section 5.2;

(h) endorsements of negotiable instruments for collection in the ordinary course of business;

(i) Indebtedness existing on the date hereof and disclosed to the Initial Purchaser on Schedule 5.2(i);

(j) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 5.2; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(k) the incurrence by the Company or any of its Guarantors of Indebtedness in respect of unemployment self-insurance, health, disability, public liability or other benefits obligations or bid, plugging or abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Guarantor in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(l) the incurrence by the Company or any of its Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(m) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or natural gas property;

(n) the incurrence by the Company or any Guarantor of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business, or any final settlement thereof in cash if required pursuant to the terms thereof;

(o) the incurrence by the Company or its Guarantors of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Guarantors;

(p) the incurrence by the Company or any of its Guarantors of Indebtedness arising from agreements of the Company or any Guarantor providing for indemnification, adjustment of purchase price, holdbacks, earn outs, or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted by this Agreement, provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Guarantor; and

(q) Permitted Senior Debt and any guarantees thereof; provided that the aggregate principal amount (or accreted value, if applicable) of all Permitted Senior Debt outstanding at any one time (without duplication, and taking into account all concurrent payments or redemptions of Permitted Senior Debt with the proceeds of other Permitted Senior Debt, to the extent otherwise permitted hereunder) shall not exceed (i) $300,000,000 less (ii) the aggregate stated principal amount of Permitted Senior Debt purchased pursuant to any Senior Debt Purchase. Upon each such incurrence of Permitted Senior Debt, the Company shall be deemed to represent and warrant to the Holders that both before and immediately after giving effect to the incurrence of such Permitted Senior Debt (and any concurrent repayment of other Permitted Senior Debt refinanced with such Permitted Senior Debt then being incurred, as the case may be, with the proceeds of such incurrence), no Event of Default shall occur and be continuing or would result therefrom;

(r) Indebtedness arising under Swap Agreements permitted under Section 5.17 hereof; and

(s) the incurrence by the Company or any of its Guarantors of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (s), not to exceed the greater of (i) $10.0 million in the aggregate at any one time outstanding and (ii) 2% of the Company’s ACNTA determined as of the date of such incurrence.

For purposes of determining compliance with this Section 5.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (s) above, the Company will be permitted to divide, classify, redivide or reclassify such item of Indebtedness on the date of its incurrence, or later divide, classify, redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 5.2. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, fluctuations in the termination value of Hedging Obligations and the payment of dividends or distributions on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 5.2; provided in each such case, that the amount thereof (excluding any dividends and distributions to the extent payable in Capital Stock (other than Disqualified Stock) of the Company or any Guarantor) is included in Fixed Charges of the Company as accrued.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of the Fair Market Value of such assets at the date of determination and the amount of the Indebtedness of the other Person;

(4) in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

(5) in the case of any preferred stock other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price; and

(6) in the case of any Disqualified Stock, the amount deemed outstanding pursuant to the definition of such term.

5.3. Liens.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of the Notes or any other Obligations arising under the Note Documents;

(b) Lien securing the payment of Indebtedness incurred under Section 5.2(a);

(c) Excepted Liens;

(d) Liens securing Capital Leases permitted by Section 5.2(d) but only on the Property under lease;

(e) Liens existing on the date hereof and disclosed to the Initial Purchaser on Schedule 5.3(d);

(f) Liens on Property not constituting collateral for the Notes or the Obligations arising under the Note Documents and not otherwise permitted by the foregoing clauses of this Section 5.3;

(g) Liens on Property of a Person existing at the time such Person becomes a Guarantor or is merged with or into or consolidated with the Company or any Guarantor; provided that such Liens were in existence prior to the contemplation of such Person becoming a Guarantor or such merger or consolidation and do not extend to any Property other than those of the Person that becomes a Guarantor or is merged with or into or consolidated with the Company or any Guarantor (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof);

(h) Liens on Property (including Capital Stock) existing at the time of acquisition of the Property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(i) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided that:

(i) the new Lien is limited to all or part of the same Property that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (A) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (B) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(j) Liens incurred by the Company or any Guarantor with respect to Indebtedness permitted to be incurred under this Agreement, provided that, after giving effect to any such incurrence, the aggregate principal amount of all other Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (j) does not exceed the greater of (i) $10.0 million and (ii) 2% of the Company’s ACNTA determined as of the date of such incurrence.

5.4. Restricted Payments; Redemption of Permitted Senior Debt.

(a) The Company will not, and will not permit any Guarantor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that, so long as no Default has occurred and is continuing or will result therefrom, this Section 5.4(a) will not prohibit:

(i) the declaration and payment dividends with respect to the Company’s Capital Stock payable solely in additional shares of its Capital Stock (other than Disqualified Stock except to the extent such Disqualified Stock is permitted to be issued under Section 5.2);

(ii) the declaration and payment or dividends or distributions by any Subsidiary ratably with respect to its Capital Stock;

(iii) Restricted Payments (1) to current or former officer, director or employee of the Company or any of its Subsidiaries (or their heirs, estates or permitted transferees) pursuant to and in accordance with any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or (2) to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants, stock dividends or splits or the conversion or exchange of Capital Stock of any such Person or of Indebtedness into such Capital Stock;

(iv) Restricted Payments to the Parent Company to fund selling, general and administrative expenses of the Parent Company, not to exceed $750,000 in any 12-month period;

(v) Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company or from the substantially concurrent contribution of common equity capital to the Company;

(vi) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with Section 5.2; and

(vii) other Restricted Payments in an aggregate amount not to exceed $12.0 million since the date of this Agreement.

(b) The Company will not, and will not permit any Guarantor to, repurchase or redeem of or otherwise optionally or voluntarily purchase, redeem or otherwise acquire (whether in whole or in part) any Permitted Senior Debt; provided that, so long as no Event of Default shall have occurred and be continuing or would result therefrom, this Section 5.4(b) will not prohibit:

(i) the purchase of Permitted Senior Debt, in whole or in part, pursuant to any Senior Debt Purchase; and

(ii) repurchases of Permitted Senior Indebtedness at a purchase price not greater than (a) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (b) 100% of the principal amount of such Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if, in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 3.9 hereof.

5.5. Investments, Loans and Advances.

The Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Financial Statements or which are disclosed to the Initial Purchaser in Schedule 5.5(a);

(b) accounts receivable arising in the ordinary course of business;

(c) Investments in Cash Equivalents;

(d) Investments made by any Lonestar Party in any other Lonestar Party or by any Subsidiary in or to any Lonestar Party;

(e) Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Company or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) unless such venture is with an Affiliate of the Initial Purchaser, such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $1,000,000;

(f) Investments made by the Company or a Guarantor in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, provided that (A) the Company shall be in compliance, on a pro forma basis after giving effect to any such Investment, with the financial covenants set forth in Section 5.1 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, and (B) no Event of Default shall have occurred and be continuing or would result therefrom;

(g) loans or advances to employees, managers, officers or directors in the ordinary course of business of the Company or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event all such amounts under this clause (g) not to exceed $1,000,000 in the aggregate at any time (which amount is in addition to the Investments otherwise permitted by this Section 5.5);

(h) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 5.5 owing to the Company or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Company or any of its Subsidiaries;

(i) Investments by the Company or any Guarantor in a Person whose primary business is the Oil and Gas Business, if as a result of such Investment such Person becomes a Guarantor or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or Guarantor;

(j) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.12;

(k) any acquisition of assets or Capital Stock or other Investment in any Person solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(l) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(m) Investments represented by Hedging Obligations;

(n) any Guarantee of Indebtedness permitted to be incurred by Section 5.2 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Guarantor;

(o) Investments acquired as a result of the acquisition by the Company or any Guarantor of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of Guarantor, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.11 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(p) Permitted Business Investments;

(q) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(r) Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of the Guarantors with respect to any secured Investment in default;

(s) receivables owing to the Company or any Guarantor created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Guarantor deems reasonable under the circumstances;

(t) advances and prepayments for asset purchases in the ordinary course of business; and

(u) other Investments not to exceed $1,000,000 in the aggregate at any time.

5.6. Nature of Business; International Operations .

The Company will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as currently conducted by it and business activities reasonably incidental thereto as an independent oil and gas exploration and production company with operations in the continental United States. From and after the date hereof, the Company and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or in the offshore federal waters of the United States.

5.7. Limitation on Leases.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or Person al but excluding (a) Capital Leases, leases of Hydrocarbon Interests, and leases of drilling rigs and (b) leases of compression equipment not to exceed $5,000,000 in any period of twelve consecutive calendar months), under leases or lease agreements which would cause the aggregate amount of all payments made by the Company and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.

5.8. Use of Proceeds.

The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 2.1(q). Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause any of the Note Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

5.9. ERISA Compliance.

The Company will not, and will not permit any Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Company, a Subsidiary or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan.

(e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Company, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or a Subsidiary or with respect to any ERISA Affiliate of the Company or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary or any ERISA Affiliate is required to provide material security to such Plan under Section 401(a)(29) of the Code.

5.10. Sale or Discount of Receivables Leases.

Except for receivables obtained by the Company or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Company will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

5.11. Mergers, Etc.

The Company will not, and will not permit any Guarantor to, merge into or with or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person or liquidate or dissolve, unless:

(a) the Company is the continuing or surviving company, or

(b) in the case of any such transaction not involving the Company and the applicable Guarantor is not the continuing or surviving company in such transaction, such surviving or continuing Person becomes a Guarantor pursuant to the terms of this Agreement.

5.12. Asset Sales.

The Company will not, and will not permit any Guarantor to, effect any Asset Sale except for:

(a) the sale of Hydrocarbons in the ordinary course of business, and the sale or other transfer in the ordinary course of business of Oil and Gas Properties (or interests therein) to which no proved reserves or oil or gas are attributed;

(b) farmouts of undeveloped acreage or depths and assignments in connection with such farmouts and reassignments of Oil and Gas Property to a farmor upon expiration or termination of a farmout;

(c) a transfer of assets between or among the Lonestar Parties;

(d) an issuance of Capital Stock by a Guarantor to the Company or to any other Guarantor;

(e) the sale, lease, conveyance or other disposition of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets (including the abandonment or other disposition of licenses and sublicenses of software, intellectual property or other general intangibles that are, as determined in good faith by the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as whole);

(f) licenses and sublicenses by the Company or any of its Subsidiaries of software or intellectual property in the ordinary course of business;

(g) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(h) the granting of Liens not prohibited by Section 5.3 hereof;

(i) the sale or other disposition of cash or Cash Equivalents or the sale or other disposition of other financial assets in the ordinary course of business;

(j) Restricted Payments and Investments that do not violate Section 5.4 and 5.5, respectively;

(k) the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(l) Asset Swaps; and

(m) the disposition of assets or Capital Stock received in settlement of debts owing to the Company as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing thereto.

(n) Assets Sales in addition to those permitted under clauses (a) through (m) above; provided (i) no Event of Default has occurred and is continuing or would result therefrom; (ii) 75% of the consideration received in respect of such Asset Sale is in the form of cash or Cash Equivalents, (iii) the consideration received in respect of such sale or other disposition is equal to or greater than the fair market value of the property disposed (as reasonably determined by the board of directors of the Company; (iv) the net cash proceeds of such Asset Sale are applied as required under Section 3.7; and

(o) Assets Sales in addition to those permitted under clauses (a) through (n) above having a fair market value not to exceed $1,000,000 during any 12-month period.

For purposes of clause (n) above, each of the following will be deemed to be cash:

(1) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Guarantor (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation, indemnity or other agreement that releases the Company or such Guarantor from or indemnifies against further liability or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(2) any securities, notes or other obligations received by the Company or any such Guarantor from such transferee that are, within 60 days of the Asset Sale converted by the Company or such Guarantor into cash, to the extent of the cash received in that conversion;

(3) with respect to any Asset Sale of Oil and Gas Properties by the Company or any Guarantor where the Company or such Guarantor retains an interest in such property, the costs and expenses of the Company or such Guarantor related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay; and

(4) any stock or assets of the kind referred to in clauses (2) or (4) of Section 3.7(a).

5.13. Environmental Matters.

The Company will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

5.14. Transaction with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Company) (each an “Affiliate Transaction”) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Guarantor from a financial point of view.

The restrictions in this Section 5.14 will not apply to:

(a) any employment, consulting, severance, termination or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director compensation or indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of the Guarantors in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(b) transactions between or among the Company and/or Guarantors and the issuance of Guarantees for the benefit of the Company or a Guarantor;

(c) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of the Guarantors;

(d) any issuance of Capital Stock (other than Disqualified Stock) of the Company to, or receipt of capital contributions from, Affiliates of the Company;

(e) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Company or any Guarantor on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(f) in the case of contracts for exploring for, drilling, developing, producing, processing, gathering, transporting, marketing or storing Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, that are entered into in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are on terms substantially similar to those contained in similar contracts entered into by the Company or any of the Guarantors with unrelated third parties, or if neither the Company nor any Guarantor has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm’s length basis, in each case as determined in good faith by the Company;

(g) transactions between the Company or any of the Guarantors and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Subsidiaries; provided that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(h) advances to or reimbursements of employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(i) transactions effected in accordance with the terms of the agreements of the Company or any Guarantor described in Schedule 5.14(i), and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

(j) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or the Guarantors, but in any event not to exceed $1.0 million in the aggregate at any one time outstanding;

(k) any transaction in which the Company or any of its Subsidiaries, as the case may be, delivers to the Majority Holders a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Guarantor from a financial point of view or that such transaction meets the requirements of the first paragraph of this Section 5.14;

(l) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with this Agreement which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and the Guarantors than those contained in similar contracts entered into by the Company or any of the Guarantors with unrelated third parties, or if neither the Company nor any Guarantor has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm’s length basis, in each case as determined in good faith by the Company; and

(m) Restricted Payments permitted under Section 5.4.

5.15. Negative Pledge Agreements; Dividend Restrictions.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Documents, the First Lien Documents, the Permitted Senior Debt Documents or Capital Leases creating Liens permitted by Section 5.3(c)) which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith): (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Holders, (b) any Subsidiary from paying dividends or making distributions to the Company or any Guarantor, (c) paying any Indebtedness owed to, the Company or any other Subsidiary, (d) making loans or advances to, or other Investments in, the Company or any other Subsidiary, or (e) transferring any of its assets to the Company or any other Subsidiary.

5.16. Gas Imbalances, Take-or-Pay or Other Prepayments.

The Company will not, and will not permit any Subsidiary to, (a) incur, become or remain liable for, any Material Gas Imbalance, or (b) except in those circumstances where in accordance with customary industry practice it would otherwise be prudent to do so and such actions or transactions individually or in the aggregate will not have a Material Adverse Effect, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Company or any Subsidiary that would require the Company or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

5.17. Swap Agreements.

The Company will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than in the ordinary course and not for speculative purposes.

5.18. Maintenance of Deposit Accounts.

The Company will not, and will not permit any Subsidiary to (a) establish or maintain a deposit account, securities account or commodity account, without delivering to the Collateral Agent (or the First Lien Agent pursuant to the First Lien Documents) a control agreement signed by the Collateral Agent (or the First Lien Agent pursuant to the First Lien Documents), the depository bank, the other parties thereto and the applicable Lonestar Party, and otherwise in form and substance reasonably satisfactory to the Collateral Agent acting at the written direction of the Majority Holders (and with respect to indemnification and exculpatory rights and payment obligations of the Collateral Agent thereunder, the Collateral Agent ), covering the applicable deposit account, securities account or commodity account, or (c) deposit or maintain Collateral (including the proceeds thereof) in a deposit account, securities account or commodities account that is not subject to a control agreement.

SECTION 6. EVENTS OF DEFAULT; ACCELERATION.

6.1. Events of Default.

Each of the following is an “Event of Default” (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(a) the Company shall fail to pay any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b) the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in Section 6.1(a)) payable under any Note Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Note Document or any amendment or modification of any Note Document or waiver under such Note Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (except that to the extent any such representation or warranty is otherwise qualified by materiality, such representation or warranty shall be true and correct when made or deemed made);

(d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Sections 4.3, 4.16 or 5;

(e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 6.1(a), Section 6.1(b) or Section 6.1(d)) or any other Note Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Majority Holders to the Company;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable notice and cure period);

(g) any event or condition (other than a Change in Control) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Guarantor or its debts, or of a substantial part of its assets, under any Debtor Relief Laws whether Federal, state or foreign, or similar law, now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, whether federal, state or foreign, or similar law, now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Guarantor shall admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Company, any Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) the Note Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Company or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Company or any Subsidiary or any of their Affiliates shall so state in writing;

(m) an ERISA Event shall have occurred that, in the opinion of the Majority Holders, when taken together with all other ERISA Events that have occurred, will result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000 in any year; and

(n) if any Senior Note outstanding on the date hereof (1) remains outstanding on February 28, 2019 or (2) has, as of February 28, 2019, been refinanced with debt with a stated maturity earlier than June 30, 2019.

6.2. Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Majority Holders may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Majority Holders by written notice to the Company may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

6.3. Waiver of Past Defaults.

The Majority Holders by written notice to the Company may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided that the Majority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement and the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.4. Control by Majority.

The Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders and/or the Collateral Agent or exercising any trust or power conferred on it. No individual Holder (other than a Majority Holder) may pursue any remedy with respect to this Agreement or the Notes.

SECTION 7. INCREASED COSTS, PAYMENTS FREE OF TAXES, ETC.

7.1. Increased Costs Generally.

If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Holder;

(b) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, notes, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Holder any other condition, cost or expense (other than Taxes) affecting this Agreement or the Notes;

and the result of any of the foregoing shall be to increase the cost to such Holder or such other Recipient of agreeing to purchase, purchasing or maintaining any Notes, or to increase the cost to such Holder or other Recipient, or to reduce the amount of any sum received or receivable by such Holder or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Holder or other Recipient, the Company will pay to such Holder or other Recipient, as the case may be, such additional amount or amounts as will compensate such Holder or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

7.2. Capital Requirements.

If any Holder determines that any Change in Law affecting such Holder or any lending office of such Holder or such Holder’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Holder’s capital or on the capital of such holding company, if any, as a consequence of this Agreement, the commitments of such Holder to purchase Notes or the Notes held by such Holder, to a level below that which such Holder or such Holder’s holding company could have achieved but for such Change in Law (taking into consideration such Holder’s policies and the policies of such Holder’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Holder such additional amount or amounts as will compensate such Holder or such Holder’s holding company for any such reduction suffered.

7.3. Certificates for Reimbursement.

A certificate of a Holder or Recipient setting forth the amount or amounts necessary to compensate such Holder or Recipient or its holding company, as the case may be, as specified in Section 7.1 or Section 7.2 and delivered to the Company, shall be conclusive absent manifest error. The Company shall pay such Holder or Recipient, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

7.4. Delay in Requests.

Failure or delay on the part of any Holder or Recipient to demand compensation pursuant to Section 7.1 or Section 7.2 shall not constitute a waiver of such Holder’s or Recipient’s right to demand such compensation; provided that the Company shall not be required to compensate a Holder or Recipient pursuant to Section 7.1 or Section 7.2 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Holder or Recipient, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Holder’s or Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

7.5. Withholding.

Any and all payments by or on account of any obligation of any Note Party hereunder or under any other Note Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Note Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made; provided, that in the case of a Withholding Agent that is the Collateral Agent, the Collateral Agent is permitted (but not required) to seek a written direction of the Majority Holders in connection with any such deduction or withholding.

7.6. Other Taxes.

The Note Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Collateral Agent, within 30 days after demand therefor reimburse it for the payment of (which reimbursement obligation shall survive the termination of this Agreement and the repayment of the Obligations), any Other Taxes.

7.7. Indemnification.

(a) The Note Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority; provided that the Note Parties shall not be required to compensate any Recipient pursuant to this Section 7.7(a) for any interest, additions to tax or penalties that accrue after 180 days after the date such Recipient first receives written notice of the relevant Indemnified Taxes from the applicable Governmental Authority. Any Recipient claiming indemnity pursuant to this Section 7.7(a) shall notify the Note Parties of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate or other written notification as to the amount of such payment or liability (together with any reasonable explanation thereof) delivered to the Company by a Recipient shall be conclusive, absent manifest error.

(b) Each Holder shall severally indemnify the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Holder (but only to the extent that any Note Party has not already repaid the Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Note Parties to do so), (ii) any Taxes attributable to such Holder’s failure to comply with the provisions of Section 7.9, and (iii) any Excluded Taxes attributable to such Holder, in each case, that are payable or paid by the Collateral Agent in connection with any Note Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate or other written notification as to the amount of such payment or liability delivered to any Holder by the Collateral Agent shall be conclusive absent manifest error. Each Holder hereby authorizes the Collateral Agent to set off and apply any and all amounts payable by the Collateral Agent to the Holder against any amount due to the Collateral Agent from such Holder under this Section 7.7(b).

7.8. Evidence of Payment.

As soon as practical after any payment of Taxes by any Note Party to a Governmental Authority as provided in this Section 7, the Company shall deliver to the Collateral Agent and the applicable Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent and the Holders.

7.9. Forms.

Any Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to the Company and the Collateral Agent, at the time or times reasonably requested by the Company or the Collateral Agent, such properly completed and executed documentation reasonably requested by the Company or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Holder, if reasonably requested by the Company or the Collateral Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Collateral Agent as will enable the Company or the Collateral Agent, as applicable, to determine whether or not such Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.9(a), (b) and (d) below) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.

Without limiting the generality of the foregoing,

(a) any Holder that is a U.S. Person shall deliver to the Company and the Collateral Agent on or prior to the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Collateral Agent), executed copies of IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;

(b) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company and the Collateral Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Collateral Agent), whichever of the following is applicable:

(i) in the case of a Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Note Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Holder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E,

a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company and the Collateral Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Collateral Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Collateral Agent, as applicable, to determine the withholding or deduction required to be made; and

(d) if a payment made to a Holder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Company and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Collateral Agent as may be necessary for the Company and the Collateral Agent, as applicable, to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section, “applicable law” includes FATCA.

Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Collateral Agent in writing of its legal inability to do so.

Notwithstanding anything to the contrary set forth herein or in any other Note Document, all obligations for withholding obligations or payment of Taxes in connection with any payments hereunder shall be the exclusive obligation of the Company or the applicable Holder and, except as required by Governmental Requirement of any Governmental Authority, the Collateral Agent shall have no obligation to determine the amount of any Taxes to be paid or payable by any Person.

7.10. Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 7 (including by the payment of additional amounts pursuant to Section 7.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7.10 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7.10, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7.10 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 7.10 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

7.11. Mitigation of Obligations; Replacement of Holders.

(a) Designation of a Different Lending Office. If any Holder requests compensation under Section 7.1, or requires the Company to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 7.7, then such Holder shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Holder, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.1 or 7.7, as the case may be, in the future, and (ii) would not subject such Holder to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Holder. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Holder in connection with any such designation or assignment.

(b) Replacement of Holders. If any Holder requests compensation under Section 7.1, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Holder or any Governmental Authority for the account of any Holder pursuant to Section 7.7 and, in each case, such Holder has declined or is unable to designate a different lending office in accordance with Section 7.11(a), then the Company may, at its sole expense and effort, upon notice to such Holder and the Collateral Agent, require such Holder to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its existing rights to payments pursuant to Section 7.1 or Section 7.7) and obligations under this Agreement and the related Notes Documents to an assignee that shall assume such obligations (which assignee may be another Holder, if a Holder accepts such assignment); provided that:

(i) such Holder shall have received payment of an amount equal to the outstanding principal of its Notes, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 7.1 or payments required to be made pursuant to Section 7.7, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with applicable law.

A Holder shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Holder or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

7.12. Survival.

Without prejudice to the survival of any other agreement hereunder, each party’s agreements and obligations contained in this Section 7 shall survive the resignation or replacement of the Collateral Agent or any assignment of rights by a Holder, the termination of the commitments to purchase Notes and the repayment, satisfaction or discharge of all obligations under any Note Instrument.

SECTION 8. REGISTRATION; FORM; EXCHANGE; SUBSTITUTION OF NOTES.

8.1. Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (with separate entries maintained for Notes issued on different dates). The name and address of each Holder of one or more Notes, the principal amounts (and stated interest) thereon, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The entries in the register shall be conclusive absent manifest error, and the Company, the Holders and the Collateral Agent shall treat each Person whose name is recorded in the register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Company shall give to the Collateral Agent and any Holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes, and the register shall be available for inspection by the Collateral Agent (for itself or acting at the written direction of the Majority Holders) and any Holder, at any reasonable time and from time to time upon reasonable prior notice.

8.2. Form and Dating of Notes.

(a) Each Note will be substantially in the form of Exhibit B, will be dated the date of its issue and will be in denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

(b) The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Agreement and the Company, the Guarantors and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

(c) Any Notes repurchased, redeemed or otherwise acquired by or surrendered to the Company at any time will be cancelled and destroyed by the Company.

(d) If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company will mail or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

8.3. Transfer and Exchange of Notes.

The Notes and Warrants are separable, and a Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) separately from its interest in any Warrant.

The transfer or exchange of any Note to any Person other than the Company may only be made in accordance with this Section 8.3 and the Note. The Company may refuse to register any requested transfer or exchange that does not comply with the preceding sentence. The Person requesting the transfer or exchange must deliver or cause to be delivered to the Company a duly completed Transfer Notice, in substantially the form attached to the Note, and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

No such certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is (i) eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in order to support such certificate; or (ii) sold pursuant to an effective registration statement. Any Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 2.2.

8.4. Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $50,000,000 (each, an “Institutional Investor”), such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 9. THE COLLATERAL AGENT.

9.1. Appointment; Powers.

Each of the Holders, by accepting the benefits of the Note Documents, irrevocably appoints Jefferies Finance to act on its behalf as the “collateral agent” under the Note Documents, and each Holder, by accepting the benefits of the Note Documents, irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Holder for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Lonestar Parties to secure any of the Obligations arising under the Note Documents and to execute and deliver the Intercreditor Agreement and the other Security Documents on behalf of the Holders, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 9 and Section 10, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Note Documents) as if set forth in full herein with respect thereto. The provisions of this Section are solely for the benefit of the Holders and the Collateral Agent, and neither the Company nor any other Note Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Note Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law (whether or not an Event of Default is continuing). Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Without limiting the generality of the foregoing, the Collateral Agent (and any Sub-Agent) are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Holders with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Note Documents. In performing its functions and duties hereunder, the Collateral Agent (and each Sub-Agent) shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

9.2. Rights as a Holder.

At any time that the Collateral Agent is also a Holder, Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not the Collateral Agent, and the term “Holder” or “Holders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Holder.

9.3. Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Note Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that the Collateral Agent is required to exercise as directed in writing by the Majority Holders (or such other number or percentage of the holders as shall be expressly provided for herein or in the other Note Documents); provided that the Collateral Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law;

(iii) shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b) The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any Note Party, any Holder and/or the Majority Holders (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.4, Section 11.1 and Section 6)), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Notwithstanding the foregoing, the Collateral Agent shall not be required to take, or to omit to take, any action unless the Collateral Agent receives all documentation or security satisfactory to it from any of the Holders against all liabilities that, by reason of such action or omission, may be imposed on, or incurred by or asserted against the Collateral Agent.. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Collateral Agent in writing by the Company or a Holder. The Collateral Agent shall not be required to take any action under any Note Document or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(c) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or sufficiency of any of the Collateral, or (vi) the satisfaction of any condition set forth in Sections 1.4 and 1.5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(d) Each party to this Agreement acknowledges and agrees that the Collateral Agent may, from time to time, use one or more outside service providers for the tracking of collateral related filings and registrations from time to time required to be filed or recorded pursuant to the Note Documents and notification to the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that such service providers will be deemed to be acting at the request and on behalf of the Company and the other Note Parties. Neither the Collateral Agent nor any Sub-Agent shall be liable for any action taken or not taken by any such service provider. Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Holders for any action taken or omitted by any of them under or in connection with any of the Note Documents. The Collateral Agent shall be authorized to, but shall not be responsible for, filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (i) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral.

9.4. Reliance by Collateral Agent.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Notwithstanding anything to the contrary set forth in this Agreement or in any other Note Document, (i) the Collateral Agent shall have no duty or obligation to take, or refrain from taking, any action hereunder except at the written direction of the Majority Holders, (ii) all acknowledgments, waivers and agreements in this Agreement or in any Note Document of the Collateral Agent, whether being made for itself or for the Holders or for any other Person, are being made at the direction of the Holders on the date hereof and each Holder, by purchasing any Notes or otherwise accepting the benefits of any Note Document, shall be deemed to expressly agree to the terms of all such acknowledgments, waivers and agreement, (iii) any term, provision, determination, certificate, information, Note Document or other document or agreement that is required to be satisfactory to the Collateral Agent or at the discretion or request of the Collateral Agent (or any like term providing that the Collateral Agent “may”, “shall”, “may not” or “shall not” act) shall be deemed to be required to be to the satisfaction of the Collateral Agent or at the request or discretion of the Collateral Agent acting, in each case, pursuant to written direction or instruction of the Majority Holders; provided that any term or provision of any certificate, Note Document or other agreement that relates to any (i) payment, indemnification or exculpatory rights of the Collateral Agent (ii) payment, indemnification, reimbursement or other obligations of the Collateral Agent or (iii) other rights or obligations necessary or advisable (as determined by the Collateral Agent in its reasonable discretion) on order for the Collateral Agent to comply with its obligations under Governmental Regulations shall also be required to be reasonably satisfactory to, or at the request of, the Collateral Agent.

9.5. Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more Affiliates of the Collateral Agent appointed in the Collateral Agent’s sole discretion (the “Sub-Collateral Agent”). The Collateral Agent and any such Sub-Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section and in Section 9.4 shall apply to any such Sub-Collateral Agent and to the Related Parties of the Collateral Agent and any such Sub-Collateral Agent, and shall apply to their respective activities in connection with the sale of the Notes as well as activities as Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any Sub-Collateral Agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such Sub-Collateral Agents.

9.6. Resignation of Collateral Agent.

The Collateral Agent may at any time give notice of its resignation to the Holders and the Company. Upon receipt of any such notice of resignation, the Majority Holders shall have the right, so long as no Event of Default then exists in consultation with the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Majority Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Holders and the Company, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and the Holders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Note Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Holder directly, until such time as the Majority Holders appoint a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent (except for any indemnity, fees or other payments owed to the retiring Collateral Agent), and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Note Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Note Documents, the provisions of this Section 9 and Sections 6, 7, 10 and 11 shall continue in effect for the benefit of such retiring Collateral Agent, its Sub-Collateral Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

9.7. Non-Reliance on Collateral Agent and other Holders.

Each Holder acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Holder or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Holder or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document or any related agreement or any document furnished hereunder or thereunder. Each Purchaser, by delivering its signature page to this Agreement or a Joinder Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by the Collateral Agent, the Majority Holders or the Holders, as applicable, on the Closing Date.

9.8. No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arranger or any other financial institution listed on the cover page hereof shall have any powers, duties or responsibilities under this

Agreement or any of the other Note Documents, except in its capacity, as applicable, as the Collateral Agent (to the extent expressly set forth herein or in any other Note Document to which it is a party) or a Holder hereunder. No Arranger or other financial institution listed on the cover page hereof shall have or be deemed to have any fiduciary relationship with any Holder.

9.9. Collateral Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Lonestar Party, the Collateral Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to (at the written direction of the Majority Holders):

(a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations arising under the Note Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the holders and the Collateral Agent and their respective agents and counsel and all other amounts due the Holders and the Collateral Agent under Section 6) allowed in such judicial proceeding; and

(b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and the Collateral Agent to make such payments directly to the Holders (together with written notice to the Collateral Agent) and to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 6.

(c) make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document or any related agreement or any document furnished hereunder or thereunder.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

9.10. Collateral and Guaranty Matters.

(a) Each Holder, by accepting the benefits of the Note Documents, irrevocably authorizes and directs the Collateral Agent (without further consent of any Person and without any obligation to independently verify the occurrence or consummation of any conditions to any action set forth below):

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Note Document (A) upon receipt of a certificate of a Financial Officer of the Company certifying the payment in full of all Obligations arising under the Note Documents (other than contingent indemnification obligations) and the termination in full of this Agreement, (B) otherwise in connection with the release a Lien permitted pursuant to Note Documents, a description of the Lien and/or property to be so released, that such property is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Note Documents and that such release is expressly permitted pursuant to Note Documents, or (C) subject to Section 11.1, if approved, authorized or ratified in writing by the Majority Holders;

(ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the Holder of any Lien on such property that is permitted by Section 5.3 upon receipt of a certificate of a Financial Officer of the Company certifying a description of the Lien to be so subordinated, that the Lien of such holder is expressly permitted under the Note Documents and that such subordination is expressly permitted pursuant to Note Documents; and

(iii) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Note Documents upon receipt of a certificate of a Financial Officer of the Company certifying a description of the relevant transaction and identifying the Guarantors and obligations to be so released, that the applicable transaction is expressly permitted under the Note Documents and that such release is expressly permitted pursuant to Note Documents.

Upon request by the Collateral Agent, at any time, the Majority Holders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9 and, upon any such request, the Majority Holders will provide written direction to so release; provided that if the Collateral Agent has requested such confirmation and such confirmation has not been provided by the Majority Holders notwithstanding anything set forth in the preceding paragraph, the Collateral Agent shall not be permitted to so release or subordinate. In each case as specified in this Section 9.10, the Collateral Agent will, at the Company’s expense and acting at the written direction of the Majority Holders, execute and deliver to the applicable Lonestar Party such documents as such Lonestar Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Note Documents and this Section 9.10; provided that each such document and release or subordination shall be made without recourse to or warranty from the Collateral Agent.

(b) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Lonestar Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Holders for any failure to monitor or maintain all or any portion of the Collateral.

(c) The Collateral Agent shall not be under any obligation to marshal any assets in favor of any Note Party or any other Person or against or in payment of any or all of the Obligations.

(d) To the extent the provisions of this Section 9.10 conflict with the provisions of any other Note Document, the provisions of this Section 9.10 shall govern.

9.11. Indemnification of the Collateral Agent.

(a) The Note Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of a single counsel (and, if reasonably required, a single regulatory counsel and one additional local or specialty counsel in each applicable jurisdiction or specialty) to the Collateral Agent), (ii) all reasonable out-of-pocket expenses incurred by the Collateral Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel to the Collateral Agent) with respect to the preparation, negotiation, execution, delivery and administration of this Agreement and the other Note Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (including any proposed amendment, amendment and restatement, modification or waiver, and irrespective of whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with filings and recordations made by the Collateral Agent, (iii) all out-of-pocket expenses incurred by the Collateral Agent (including the fees, charges and disbursements of a single counsel (and, if reasonably required, a single regulatory counsel and one additional local or specialty counsel in each applicable jurisdiction or specialty) for the Collateral Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Note Documents, including its rights under this Section 9.11, or (B) in connection with the Notes made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes, provided that the Collateral Agent shall be limited to a single legal counsel (and, if reasonably required, a single regulatory counsel and one additional local or specialty counsel in each applicable jurisdiction or specialty) in connection therewith, (iv) all costs and expenses incurred by the Collateral Agent, including the fees, charges and disbursements of advisors for the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any requirements of Law) and (v) all documentary and similar taxes and charges in respect of the Loan Documents.

(b) Note Parties shall indemnify the Collateral Agent (and any Sub-Collateral Agent) and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses (including the fees, charges and disbursements of a single counsel (and, if reasonably required, a single regulatory counsel and one additional local or specialty counsel in each applicable jurisdiction or specialty) for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Company or any other Note Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution, performance, administration, enforcement or delivery of this Agreement, any other Note Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Note or the use or proposed use of the proceeds therefrom, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or release or threatened release of hazardous materials on, at, under or from any property owned, leased or operated by any Note Party at any time, or any environmental claim or threatened environmental claim related in any way to any Note Party, (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Note Party, and regardless of whether any Indemnitee is a party thereto, (vi) any Environmental Law applicable to Company or any Subsidiary or any of their properties, including the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their properties, (vii) the breach or non-compliance by Company or any Subsidiary with any Environmental Law applicable to Company or any Subsidiary, (viii) the past ownership by Company or any Subsidiary of any of their properties or past activity on any of their properties which, though lawful and fully permissible at the time, could result in present liability, (ix) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by Company or any Subsidiary or any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Company or any of its Subsidiaries, (x) any liability pursuant to Environmental Laws or costs of response related in any way to Company or any of its Subsidiaries or (xi) any other environmental, health or safety condition in connection with the Note Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. For the avoidance of doubt, each Indemnitee shall be deemed a third party beneficiary of this Agreement. This Section 9.11(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) The Note Parties agree, jointly and severally, that, without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld), the Note Parties will not enter into any settlement of a claim in respect of the subject matter of Section 9.11(b) and asserted against an Indemnitee unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(d) The provisions of this Section 9.11 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Notes, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any Purchase. All amounts due under this Section 9.11 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e) To the extent that the Lonestar Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section 9.11 to be paid by the Company to the Collateral Agent (or any Sub-Collateral Agent) or any Related Party of any of the foregoing, each Holder severally agrees to pay to the Collateral Agent (or any such Sub-Collateral Agent), or such Related Party, as the case may be, such Holder’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Holder); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such Sub- Collateral Agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any such Sub-Collateral Agent) in connection with such capacity.

(f) To the fullest extent permitted by applicable law, no Note Party shall assert, and each Note Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

(g) All amounts due under this Section shall be payable promptly and not later than 30 days after demand therefor.

(h) The rights set forth in this Section 9.11 are in addition to any rights that the Indemnitees may have at common law or otherwise. The Note Parties’ indemnity and reimbursement obligations under this Section 9.11 shall be in addition to any liability which any such Note Party may otherwise have and shall be binding upon any successors and assigns. This Section 9.11 is for the benefit of the Indemnitees, and no other Person may rely hereon.

SECTION 10. INDEMNIFICATION OF PURCHASERS.

10.1. Expense Reimbursement.

The Company will pay all costs and expenses (including reasonable attorneys’ fees for a single counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or Holders of a Note in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

10.2. Indemnification Generally.

In addition to any obligations set forth in Section 9.11 (and not in lieu thereof), the Company hereby indemnifies and holds harmless all Indemnified Parties from and against all Liabilities. In addition to the foregoing, the Company agrees to reimburse each Indemnified Party for all reasonable legal or other expenses incurred in connection with investigating, defending or participating in any action or other proceeding relating to any Liabilities (whether or not such Indemnified Party is a party to any such action or proceeding). Notwithstanding any other provision of this Agreement, the maximum aggregate liability of the Company hereunder or otherwise with respect to any Liability or expenses suffered by each Holder shall be an aggregate amount equal to the aggregate principal amount, plus accrued and unpaid interest, of the Notes purchased by such Holder. No Indemnified Party shall be liable to the Company or any other Person for damages arising from the use by others of information or other materials obtained through internet, electronic telecommunications or other information transmission systems, except to the extent that such damages arise as a result of information distributed through the internet, electronic telecommunications or other information transmissions systems by such Indemnified Party in a manner that is determined by a court of competent jurisdiction in a final and non-appealable judgment to have been grossly negligent or a result of the willful misconduct of such Indemnified Party (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment). No Indemnified Party shall be liable to the Company or any other Person for any determination made by it pursuant to this Section 10 in the absence of gross negligence or willful misconduct on the part of such Person (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment). This Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.3. Contribution.

If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Party on the other hand but also the relative fault of the applicable Purchaser and such Indemnified Party, as well as any relevant equitable considerations. The rights set forth in this Section 10.3 are in addition to any rights that the Indemnified Parties may have at common law or otherwise.

10.4. Successors and Assigns.

The Company’s indemnity obligations under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall be binding upon any successors and assigns. This Section 10 is for the benefit of the Indemnified Parties, and no other Person may rely hereon.

10.5. No Consequential Damages.

In no event shall the Company have any liability to any Indemnified Party for any consequential or punitive damages, pursuant to this Section 10 or otherwise, except for any such consequential or punitive damages included in any third party claim in connection with which such Indemnified Party is entitled to indemnification.

10.6. Defense.

If any Indemnified Party is entitled to indemnification under this Section 10 with respect to any action or proceeding brought by a third party that is also brought against the Company, the Company shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Party. Upon assumption by the Company of the defense of any such action or proceeding, the Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel, but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (a) the Company has agreed to pay such fees and expenses, (b) the Company shall have failed to employ counsel reasonably satisfactory to the Indemnified Party in a timely manner or (c) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Company. The Company shall not consent to the terms of any compromise or settlement of any action defended by the Company in accordance with the foregoing without the prior consent of the Indemnified Party (other than any such compromise or settlement exclusively requiring payment of money by the Company) and any such compromise or settlement shall include an explicit and unconditional release from the party bringing such claim of all Indemnified Parties and shall not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

10.7. Survival.

The obligations of the Company under this Section 10 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 11. MISCELLANEOUS

11.1. Amendment and Waiver.

(a) Requirements.

This Agreement and the Notes and the other Note Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with the written consent of the Lonestar Parties and the Majority Holders, except (x) without the written consent of each Holder at such time or, prior to the issuance of any Notes, each Purchaser, that no amendment or waiver may (i) change the stated maturity of the Notes or the amount of principal and interest due at the stated maturity of the Notes, or reduce the rate or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of this Section 11.1.

Notwithstanding anything in this Section 11.1, no agreement shall amend, modify or otherwise affect the rights, obligations or duties of the Collateral Agent under any Note Document without the prior written consent of the Collateral Agent.

(b) Solicitation of Holders of Notes.

The Company will provide each Holder (irrespective of the amount of Notes then owned by it) or, prior to the issuance of any Notes, each Purchaser (and, if consent of the Collateral Agent is required pursuant to preceding clause (a), the Collateral Agent), with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder or Purchaser (and, if applicable, the Collateral Agent), as applicable to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.1 to the Collateral Agent and each Holder or Purchaser, as applicable, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders or Purchasers (and, if applicable, the Collateral Agent).

(c) Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 11.1 applies equally to all Holders of Notes or, prior to the issuance of any Notes, all Purchasers, and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder or Purchaser or the Collateral Agent nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder or Purchaser or the Collateral Agent, as applicable.

(d) Notes Held by Company, Etc.

Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding (provided that, with respect to any direction instruction to the

Collateral Agent, such Notes shall be deemed not to be outstanding solely to the extent the Collateral Agent has received a certificate from a Financial Officer of the Company certifying the principal amount of Notes directly or indirectly owned by the Company and the Collateral Agent shall at all times be permitted to rely on the most recent such certificate delivered to it in accordance with Section 11.4.

11.2. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note and the Collateral Agent, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Note or the Collateral Agent. This Agreement and any other Note Documents embody the entire agreement and understanding between the Purchasers and the Company and, to the extent a party thereto, the Collateral Agent and supersede all prior agreements and understandings relating to the subject matter hereof.

11.3. Termination.

The Purchasers (acting as a group) or the Company may terminate this Agreement upon written notice to the other and the Collateral Agent in the event that the Initial Purchaser has not closed on or before December 31, 2016, without further obligation by either party to the other, except for reimbursement of the Purchasers’ expenses as contemplated in Section 11.3 and the Collateral Agent’s expenses as contemplated in Section 9.11. Upon the occurrence of a redemption of all outstanding Notes pursuant to Section 3.7, this Agreement shall terminate.

11.4. Notices.

Any notice or communication is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), electronic transmission or overnight air courier guaranteeing next day delivery, (i) in the case of any communication to the Lonestar Parties, to Lonestar Resources US Inc., 600 Bailey Avenue, Suite 200, Fort Worth, Texas 76107, Attention: Frank D. Bracken III, Chief Executive Officer, (ii) in the case of any communication to the Collateral Agent to Jefferies Finance LLC, 520 Madison Avenue, New York, New York 10022, Attention: Account Officer - Lonestar Resources and (iii) in the case of any communication to any Purchaser or other Holder, to such Person’s address in Schedule I.

11.5. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Parent Company, the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Agreement or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

11.6. Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

11.7. Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11.8. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

11.9. Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

11.10. Counterparts.

The parties may sign any number of copies of this Agreement, and each party hereto may sign any number of separate copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or portable document format (pdf) transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

11.11. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.12. Submission to Jurisdiction and Venue; Waiver of Jury Trial.

Each of the parties to this Agreement irrevocably submits to the non-exclusive (or in the case of any suit, action or proceeding against the Collateral Agent, the exclusive) jurisdiction of the Supreme Court of the State of New York sitting in the borough of Manhattan or the District Court for the Southern District of New York or any court of appeals from either thereof, over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Agreement or any other Note Document shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Note Document against any Note Party or its properties in the courts of any jurisdiction.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

11.13. Enforcement of Agreement.

The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Additionally, each party to this Agreement irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions of this Agreement or injunctive relief in any action brought therefore.

11.14. Successors and Assigns.

All agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. Notwithstanding anything to the contrary contained herein, each Purchaser may assign this Agreement and the rights and obligations herein without the written consent of the Lonestar Parties in connection with such Purchaser’s transfer of Notes in accordance with the Agreement. This Agreement and the rights and obligations herein may not be assigned by the Lonestar Parties without the prior written consent of the Holders.

11.15. No Fiduciary Duty.

The Collateral Agent and its Affiliates (collectively, solely for purposes of this paragraph, the “Agent Parties”), may have economic interests that conflict with those of Company, its stockholders, the Note Parties and/or their respective Affiliates. Each Note Party agrees that nothing in the Note Documents will be deemed to create any advisory, agency or fiduciary relationship or fiduciary or other implied duty between any Agent Parties, on the one hand, and such Note Party, its stockholders or its Affiliates, on the other. The Note Parties acknowledge and agree that (i) the transactions contemplated by the Note Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agent Parties, on the one hand, and the Note Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Agent Party has assumed a fiduciary or similar responsibility in favor of any Note Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Agent Parties have advised, are currently advising or will advise any Note Party, its stockholders or its Affiliates on other matters) except the obligations expressly set forth in the Note Documents and (y) except as expressly set forth in the Note Documents, each Agent Party is acting solely as principal and not as the agent or fiduciary of any Note Party, its management, stockholders, creditors or any other Person. Each Note Party acknowledges and agrees that the Note Parties have consulted their own legal and financial advisors to the extent it deemed appropriate and that each is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Note Party agrees that it will not claim that any Holder owes a fiduciary or similar duty to any Note Party, in connection with such transaction or the process leading thereto.

11.16. Patriot Act.

The Collateral Agent (for itself and not on behalf of any Holder) hereby notifies Company that pursuant to the requirements of the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) it is required to obtain, verify and record information that identifies Company and each Guarantor, which information includes the name, address and tax identification number of Company and each Guarantor and other information regarding the Company and each Guarantor that will allow the Collateral Agent to identify the Company and/or such Guarantor in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Collateral Agent.

11.17. Entire Agreement.

This Agreement and the other Note Documents constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

LONESTAR RESOURCES AMERICA INC.

By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken III
Title:	Chief Executive Officer

The Parent Company:

LONESTAR RESOURCES US INC.

By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken III
Title:	Chief Executive Officer

The Collateral Agent:

JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

The Initial Purchaser:

JUNEAU ENERGY, LLC

By:	/s/ Robert W. Garrity
Name:	Robert W. Garrity
Title:	President

Initial Purchaser Guarantor:

LEUCADIA NATIONAL CORPORATION

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	EVP, General Counsel

EXHIBIT A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“ACNTA” means, as of any date of determination, without duplication:

(a) the sum of:

(i) the discounted future net revenues from proved oil and natural gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines but using Strip Prices (before any state or federal income taxes) as estimated in a reserve report prepared or audited by independent petroleum engineers as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenues from:

(A) estimated proved oil and natural gas reserves of the Company and its Subsidiaries acquired since the date of such year-end reserve report, and

(B) estimated proved oil and natural gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in the case of the preceding clauses (A) and (B), calculated on a pre-tax basis in accordance with SEC guidelines but using Strip Prices as of the last Business Day of the most recently completed month by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for such purpose; and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C) estimated proved oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(D) reductions in estimated proved oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (C) and (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the lesser of the Strip Prices das of the last Business Day of the most recently completed month and the Strip Prices utilized in such year-end reserve report) by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for such purpose;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available,

(iii) the Consolidated Net Working Capital of the Company and its Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(iv) the greater of:

(A) the net book value and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries)

in each case, of the Company and its Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company will not be required to obtain such an appraisal and only clause (iv)(B) of this definition will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),

(b) the sum of

(i) minority interests;

(ii) to the extent not otherwise taken into account in determining ACNTA, any net gas balancing liabilities of the Company and its Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(iii) to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the lesser of the SEC pricing applicable to the most recently completed month-end and the prices utilized in the Company’s year-end reserve report) by the Company’s petroleum engineers or any independent petroleum engineer engaged by the Company for such purpose, attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv) the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “ACNTA” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be “Affiliates” of Jefferies Finance LLC and its Affiliates.

“Affiliate Transaction” shall have the meaning assigned such term in Section 5.14.

“Aggregate Exposure” means, with respect to any Holder at any time, an amount equal to (a) until the purchase of Notes, such Holder’s commitment to purchase Notes at such time; (b) thereafter, the sum of the aggregate then unpaid principal amount of such Holder’s Notes and such Holder’s remaining commitment, if any, to purchase additional Notes.

“Agreement” shall have the meaning assigned such term in the Preamble.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.

“Applicable Premium” shall have the meaning assigned such term in Section 3.9.

“Arranger” means Intrepid Partners, LLC, in its capacity as the sole arranger hereunder.

“ASC 815” means the Accounting Standards Codification No. 815 (Derivatives and Hedging), as issued by the Financial Accounting Standards Board.

“Asset Sale” means the sale, assignment, lease, license, transfer, exchange or other disposition by any Lonestar Party of any assets included in the Collateral.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing Base” means the maximum amount in United States dollars determined or redetermined by the lenders under the First Lien Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Guarantors against which such lenders are prepared to provide loans or other Indebtedness to the Company and the Guarantors under the First Lien Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by commercial lenders to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the First Lien Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and the Guarantors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Stock” means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Capital Stock.

“Cash Equivalents” means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(b) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(c) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any First Lien Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; and

(d) deposits in money market funds investing exclusively in Investments described above.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company or any of its Subsidiaries having a fair market value in excess of $10,000,000.

“Change in Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; and

(3) the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above), other than the Permitted Holders, becomes the Beneficial Owner (as such term is defined in rule 13d-3 and Rule 13d-5 under the Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

Notwithstanding the preceding, a conversion of the Company or any of its Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity (including by way of merger, consolidation, amalgamation or liquidation) or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions, together with Qualifying Owners, Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” (other than a Permitted Holder) Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control Offer” shall have the meaning assigned such term in Section 3.8(a).

“Change of Control Offer Expiration Date” shall have the meaning assigned such term in Section 3.8(a)(2).

“Change of Control Payment” shall have the meaning assigned such term in Section 3.8(a).

“Change of Control Purchase Date” shall have the meaning assigned such term in Section 3.8(a).

“Closing” shall have the meaning assigned such term in Section 1.3.

“Closing Date” shall have the meaning assigned such term in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all of the “Collateral” and Mortgaged Property referred to in the Security Documents, and all of the other Property and other Capital Stock (other than Capital Stock in an Exempt CFC or any Subsidiary thereof) of the Lonestar Parties and Guarantors that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Holders.

“Collateral Agent” means Jefferies Finance, in its capacity as the collateral agent hereunder and under the other Note Documents, and any replacement or successor Collateral Agent.

“Commitment” shall mean, with respect to the Initial Purchaser, the commitment of such Purchaser to purchase Notes in an aggregate principal amount not exceeding $25,000,000; or in the case of a Person becoming a Purchaser after the Closing Date, the commitment of such Person to purchase Notes in an aggregate principal amount not exceeding the “Commitment” as provided in the Joinder Agreement executed by such Person.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” shall have the meaning assigned such term in the Recitals.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Lonestar Party pursuant to any Note Document or the transactions contemplated therein which is distributed to the Collateral Agent or any Holder by means of electronic communications, including through the Platform.

“Company” shall have the meaning assigned such term in the Preamble.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Working Capital” of any Person as of any date of determination means the difference (shown on the balance sheet of such Person and its Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) between (i) all current assets of such Person and its Subsidiaries and (ii) all current liabilities of such Person and its Subsidiaries except the current portion of long-term Indebtedness.

“Consolidated Subsidiaries” means each Subsidiary of the Parent Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Company in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facilities” means one or more debt facilities (including the First Lien Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or institutional investors or other lenders or credit providers providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deposit Account Control Agreement” means one or more deposit account control agreements, each in form and substance reasonably satisfactory to the Collateral Agent, to be executed and delivered among the Company, each Guarantor, the Collateral Agent and each bank at which any deposit account required pursuant to the Security Agreements to be subject a deposit account control agreement is maintained, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in the case of each of the foregoing, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Notes outstanding.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDAX” means the net income of the Company and its Consolidated Subsidiaries, less non-cash revenue or expense associated with Swap Agreements resulting from ASC 815, less income (or plus losses) from discontinued operations and extraordinary items, plus income taxes (including franchise taxes to the extent based upon that income), plus interest expense, plus depreciation, accretion of asset retirement obligations, depletion, and amortization, plus IDC and other exploration expenses deducted in determining net income under successful efforts accounting. For the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period the Company or any Subsidiary shall have made a Material Disposition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Disposition occurred on the first day of such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Materials in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Company, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) the institution of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Event of Default” shall have the meaning assigned such term in Section 6.1.

“Excepted Liens” means: (a) Liens for Taxes which are not delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (g) minor defects and irregularities in title to any Property which do not secure any monetary obligations and which in the aggregate do not materially impair use of such Property for the purposes for which such Property is held by the Company and any Subsidiary or materially impair the value of such Property subject thereto; (h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature (other than, in each case, Taxes) incurred in the ordinary course of business and (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (and not stayed) and no intention to subordinate the Lien granted in favor of the Holders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Holder, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in such Note or (ii) such Holder changes its Lending Office, except in each case to the extent that, pursuant to Section 8, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 8.6 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exempt CFC” means any “controlled foreign corporation” (as defined in Section 957 of the Code) of which the Company or a Subsidiary of the Company is a “United States shareholder” (within the meaning of the Code).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Company.

“Financial Statements” means the financial statement or statements of the Company and its Consolidated Subsidiaries referred to in Section 2.1(d)(i).

“First Lien Agent” means the financial institution serving as administrative agent or collateral agent, as applicable, under the First Lien Credit Agreement. As of the Closing Date, the First Lien Agent is Citibank, N.A.

“First Lien Credit Agreement” means that certain Credit Agreement dated as of July 28, 2015, as amended, by and among the Company, the First Lien Lenders, and the First Lien Agent.

“First Lien Documents” means the First Lien Credit Agreement, and any other “Loan Documents” as defined under the First Lien Credit Agreement.

“First Lien Lenders” means the financial institutions from time to time party to the First Lien Credit Agreement as lenders thereunder.

“Foreign Holder” means a Holder that is not a U.S. Person.

“Funding Deadline” means the date 120 days after the Closing Date.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantees” shall have the meaning assigned such term in the Recitals.

“Guarantors” means (a) each Subsidiary of the Company (other than an Exempt CFC or any Subsidiary thereof) that guarantees or is required to guarantee the Notes and Obligations hereunder (including pursuant to Section 4.15(b)), and (b) each other Person that guarantees the Obligations arising under the Note Documents.

“Guaranty Agreement” means each agreement executed by a Guarantor in form and substance reasonably satisfactory to the Collateral Agent, unconditionally guaranteeing on a joint and several basis, payment of the Obligations arising under the Note Documents, as the same may be amended, modified or supplemented from time to time.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) Oil and Gas Hedging Contracts.

“Holder” means each holder of a Note.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Company and its Subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Company and its Subsidiaries.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (g) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and (l) Disqualified Stock. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Parties” means the Collateral Agent, each Purchaser and each of their Affiliates, and each of their respective officers, directors, partners, trustees, employees, affiliates, shareholders, advisors, agents, attorneys-in-fact and Controlling Persons of each of the foregoing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Note Party under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.11(b).

“Initial Purchaser” shall have the meaning assigned such term in the Preamble.

“Initial Reserve Report” means collectively, the report of W.D. Von Gonten & Co. and the report of LaRoche Petroleum Consultants, Ltd., each dated as of January 1, 2015, with respect to certain Oil and Gas Properties of the Company and its Subsidiaries.

“Institutional Investor” shall have the meaning assigned such term in Section 8.4(a).

“Intercreditor Agreement” means the intercreditor agreement executed among the Collateral Agent, the First Lien Agent, the Company and the Guarantors, as the same may from time to time, be amended, modified, supplemented or restated.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Persons; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Capital Stock to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” shall have the meaning assigned such term in Section 1.2(b).

“Jefferies Finance” means Jefferies Finance, LLC.

“Lending Office” of a Holder means the office through which such Holder’s investment in any Note is made.

“Liability” means all out-of-pocket expenses incurred by the Collateral Agent and any Purchaser, including the fees, charges and disbursements of any counsel for any Collateral Agent (provided that counsel for the Collateral Agent and the Purchasers shall be limited to a single counsel and such additional local, regulatory and/or special counsel as may be reasonably required), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Note Document.

“Lonestar Parties” shall have the meaning assigned such term in the Preamble.

“Majority Holders” means, at any time, Holders with a majority of the Aggregate Exposure of all Holders at such time.

“Make-Whole Amount” means, with respect to any Note on any redemption date, a cash amount equal to the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at the second anniversary of the Closing Date (such redemption price being set forth in Section 3.9 hereof) plus (ii) all required interest payments due on the Note through the second anniversary of the Closing Date, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

The Company will calculate the Make-Whole Amount at least two Business Days prior to the redemption and give written notice thereof to the Trustee.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Company and its Subsidiaries in excess of $5,000,000.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Company and the Guarantors taken as a whole, (b) the ability of the Company or any Guarantor to perform any of its Obligations under any Note Document, (c) the validity or enforceability of any Note Document or (d) the rights and remedies of or benefits available to the Collateral Agent or any Holder under any Note Document.

“Material Disposition” means any disposition of Property or series of related dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

“Material Gas Imbalance” means, with respect to all gas balancing agreements to which the Company or any Subsidiary is a party or by which any mineral interest owned by the Company or any Subsidiary is bound, a net gas imbalance to the Company or any Subsidiary, individually or taken as a whole in excess of $1,000,000. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in Btu’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation.

“Material Indebtedness” means as of any date of determination, Indebtedness (other than the Notes) or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $$15.0 million. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof.

“Maturity Date” means the date that is the earlier of (a) five years after the Closing Date and February 28, 2019, if, prior to such date, the Company has not refinanced all outstanding Senior Notes in full (with any debt incurred to refinance such notes having a maturity date of June 30, 2019 or later).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” and “Mortgaged Properties” means any Property owned by the Company or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, assignments of proceeds of production, security documents and the like (including all amendments, modifications and supplements thereto) delivered pursuant to this Agreement, in each case, in form and substance reasonably satisfactory to the Collateral Agent, in order to grant Liens in Oil and Gas Properties of the Company and the Guarantors for the ratable benefit of the Holders.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA.

“Note Documents” means this Agreement, the Notes, the Guaranty Agreement, Security Agreements, the Intercreditor Agreement and any other documents, certificates or agreements that are required to be delivered pursuant to any of the foregoing documents, together with any and all renewals, extensions and restatements of, and amendments and modifications to, any such agreements, documents and instruments.

“Note Party” means each of the Company and each Guarantor.

“Notes” shall have the meaning assigned such term in Section 1.1.

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means any and all amounts owing or to be owing by the Company, the Parent Company or any Guarantor (including without limitation, all debts, liabilities, obligations, covenants and duties of each such Person, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to any Secured Party under any Note Document; and all renewals, extensions and/or rearrangements of any of the above.

“Oil and Gas Business” means (i) the acquisition, exploration, exploitation, development, production, treatment, operation, servicing processing, refining and disposition of interests in oil, gas and other Hydrocarbon properties (including the acquisition of properties and interests therein the Company in its reasonable judgment deems necessary or appropriate for the activities described in the foregoing), (ii) the gathering, marketing, treating, processing, storage, selling and transporting of oil, natural gas and other Hydrocarbon products, (iii) any business relating to exploration for or exploitation, development, production, treatment, operation, servicing, processing, refining, storage, transportation or marketing of oil, natural gas and other Hydrocarbon product and other minerals and products produced in association therewith and (iv) any activity that is ancillary or incidental to or necessary or appropriate for the activities described in clauses (i) through (iv) of this definition.

“Oil and Gas Hedging Contracts” means any puts, calls, cap transactions, floor or ceiling transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar transaction or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or Person al, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other Person al Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Company and its Subsidiaries.

“Organizational Documents” mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document.

“Parent Company” shall have the meaning assigned such term in the Preamble.

“Permitted Business Investments” means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and natural gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

(a) direct or indirect ownership interests in crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(b) the entry into and Investments and expenditures in the form of or pursuant to operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, production sales and marketing agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), incentive compensation programs on terms that are customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Guarantor or other similar or customary agreements, transactions, properties, interests or arrangements.

“Permitted Holders” means Lonestar Resources US Inc., Ecofin Water & Power Opportunities PLC, EF Realisation Company Limited, EFR Guernsey Holding Limited, Ecofin Limited or any of their respective Affiliated entities and investment vehicles managed by Ecofin Limited (other than any operating portfolio company) or any general partner, managing member, principal or managing director of any of the foregoing, or any trust that is controlling any of the foregoing or any beneficiaries of such trust.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any Guarantor (other than intercompany Indebtedness); provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than (i) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) 90 days after the final maturity date of the Notes;

(c) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(d) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees, as applicable, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(e) such Indebtedness is incurred either by the Company or by the Guarantor that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Senior Debt” means Indebtedness consisting of notes or bonds from time to time issued pursuant to one or more public or private capital markets financings; provided that:

(a) the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness outstanding at any one time (without duplication and taking into account all concurrent payments or redemptions of Permitted Senior Debt with the proceeds of other Permitted Senior Debt) shall not exceed $300,000,000;

(b) such Indebtedness does not have any scheduled principal amortization prior to the date which is 91 days after the Maturity Date as in effect on the date such Permitted Senior Debt is incurred;

(c) such Indebtedness does not mature sooner than the date which is 91 days after the Maturity Date as in effect on the date such Permitted Senior Debt is incurred;

(d) the non-default interest rate on the outstanding principal amount of such Indebtedness does not exceed 12% per annum, and does not add scheduled recurring fees to the holders thereof;

(e) any Subsidiary or other Person that guarantees such Indebtedness shall also have guaranteed the Obligations arising under the Note Documents pursuant to the Guaranty Agreement;

(f) if such Indebtedness is senior subordinated Debt, such Indebtedness is expressly subordinate to the payment in full of all of the Obligations arising under the Note Documents on terms and conditions reasonably satisfactory to the Collateral Agent;

(g) such Indebtedness does not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than customary change of control or asset sale tender offer provisions and provisions regarding prepayment from the net cash proceeds of certain debt issuances, in each case, to the extent required or allowed to be applied first to the Obligations arising under the Note Documents);

(h) such Indebtedness is unsecured Indebtedness and the Company shall be deemed to have represented and warranted to the Holders, at the time of the incurrence of such Indebtedness, that such Indebtedness and any guarantees thereof are on terms, taken as a whole, not materially less favorable to the Company and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Company;

(i) the financing documentation entered into by the Company and its Subsidiaries in connection therewith shall constitute Permitted Senior Debt Documents; and

(j) such Indebtedness is not redeemable at the option of the holder thereof prior to the date which is one 91 days after the Maturity Date as in effect on the date such Indebtedness is incurred (other than pursuant to customary change of control or asset sale tender offer provisions).

“Permitted Senior Debt Documents” means, with respect to any Permitted Senior Debt, each indenture or other agreement pursuant to which such Permitted Senior Debt is issued or incurred, and any notes, certificates, security agreement, mortgage or other documents made or delivered by the Company or any Subsidiary in connection with such Permitted Senior Debt, as the same may be amended, modified or supplemented in accordance with Section 5.4(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Projected Production” means, for any calendar month, the internally forecasted, reasonably anticipated projected production of crude oil, natural gas and natural gas liquids from all Oil and Gas Properties of the Company and its Subsidiaries for such calendar month.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Reserve Definitions.

“Proved Reserves” means “Proved Reserves” as defined in the Reserve Definitions.

“Purchaser” means the Initial Purchaser and each other Person that becomes a party to this Agreement by execution and delivery to the Company of a Joinder Agreement in substantially the form of Exhibit F.

“Recipient” means (a) the Collateral Agent, (b) any Purchaser or (c) any Holder, as applicable.

“Recognized Value” means the value attributed to the Oil and Gas Properties in the most recent Reserve Report, based upon the discounted present value (discounted at the rate of 10% per annum) of the estimated net cash flow to be realized from the production of Hydrocarbons from such interests.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness.

“Redeem” has the correlative meaning thereto.

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, managers, officers, employees, agents, trustees, administrators, representatives and advisors (including attorneys, accountants and experts) of such Person and of such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 4.11(a).

“Reserve Report” means the Initial Reserve Report and each other report, in form and substance reasonably satisfactory to the Majority Holders, setting forth, as of each January 1 or July 1 the oil and gas reserves attributable to the Oil and Gas Properties of the Company and the Subsidiaries, together with a projection of the rate of production and future net income, Taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based on the economic and pricing assumptions consistent with the First Lien Agent’s lending requirements at the time.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock in the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, Redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Company or any of its Subsidiaries or any option, warrant or other right to acquire any such Capital Stock in the Company or any of its Subsidiaries.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“SEC Report” shall have the meaning assigned such term in Section 4.13(c).

“Secured Parties” means the Collateral Agent and each Holder.

“Security Agreements” means one or more security agreements in form and substance reasonably satisfactory to the Collateral Agent pursuant to which a security interest in the assets of the Company or a Subsidiary is granted to the Collateral Agent for the ratable benefit of the Holders to secure the payment of the Notes, as such agreements may be amended, modified or supplemented from time to time.

“Security Documents” means, collectively, the Guaranty Agreement, the Security Agreements, the Mortgages, each Deposit Account Control Agreement, and all other security documents or instruments hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure any of the Obligations.

“Senior Notes” means the Company’s 8.75% senior notes due 2019.

“Senior Debt Purchases” means purchases of any Senior Notes, so long as, as of the date of each such purchase, the average price for all Senior Notes purchased through such date (and after giving effect to such purchase) shall in no event be greater than 50% of the stated principal amount of the total Senior Notes purchased through such date (after giving effect to such purchase).

“Senior Notes” means the Company’s 8.75% senior notes due 2019.

“Strip Prices” means, on any date of determination the forward month prices for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) as of such date of determination, and as adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Sub-Collateral Agent” shall have the meaning assigned such term in Section 9.5.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward sale of production, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any and all agreements, contracts or transactions that constitute a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any Property (whether real, Person al or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Debt” means, at any date, all long-term Indebtedness of the Company and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under ASC 815, (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or delinquent or which are being diligently contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP, (iii) Indebtedness permitted under Section 5.2(e) that is secured by cash or cash equivalents in amounts equal to such Indebtedness and (iv) Indebtedness incurred under the First Lien Credit Documents.

“Transactions” means (a) the issuance and sale of the Notes and the Warrants by the Lonestar Parties and (b) the use of proceeds therefrom to repurchase and subsequently retire a portion of the Company’s Senior Notes.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the second anniversary of the Closing Date; provided that if the period from the redemption date to the second anniversary of the Closing Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“venture” shall have the meaning assigned such term in Section 5.5(e).

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Warrant Shares” shall have the meaning assigned such term in Section 1.1.

“Warrants” shall have the meaning assigned such term in Section 1.1.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal,

including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means (a) any Subsidiary of which all of the outstanding Capital Stock, on a fully-diluted basis, are owned by the Company or one or more of the Wholly-Owned Subsidiaries or are owned by the Company and one or more of the Wholly-Owned Subsidiaries or (b) if permitted by this Agreement, any Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

“Withholding Agent” means any Note Party and the Collateral Agent.

EXHIBIT B

FORM OF NOTE

LONESTAR RESOURCES AMERICA INC.

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: LONESTAR RESOURCES US INC., 600 BAILEY AVENUE, SUITE 200, FORT WORTH, TEXAS 76107 ATTENTION: FRANK D. BRACKEN III, CHIEF EXECUTIVE OFFICER]

[●], 2016

FOR VALUE RECEIVED, the undersigned, LONESTAR RESOURCES AMERICA, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [●], or registered assigns, the principal sum of [●] DOLLARS on the Maturity Date (as such term is defined in the Securities Purchase Agreement (as defined herein)), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 12% per annum when paid in cash or, at the Company’s option, so long as no default then exists, 9% per annum in cash and 5% per annum paid in kind, payable the last day of March, June, September and December in each year, commencing September 30, 2016 (each an “Interest Payment Date”), until the principal hereof shall have become due and payable, and, to the extent permitted by law, on any overdue payment of principal or interest, payable semi-annually as aforesaid (or, at the option of the Holder, on demand), at the same rate per annum plus 2.0.

This Note is one of a series of senior secured notes (herein called the “Notes”) issued pursuant to a Securities Purchase Agreement, dated as of August 2, 2016 (the “Securities Purchase Agreement”), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Section 2.2(a) of the Securities Purchase Agreement. The terms of the Notes include those stated in the Securities Purchase Agreement, and any capitalized term used in this Note but not defined herein has the meaning attributed thereto in the Securities Purchase Agreement. The Notes are subject to all such terms, and Holders are referred to the Securities Purchase Agreement for a statement of such terms. The Notes are senior secured obligations of the Company.

This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

If any date for payment of interest, principal or premium on the Notes falls on a day that is not a Business Day, such payment may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest will accrue solely as a result of such delayed payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are Holders of Notes at the close of business on (i) the last Business Day of February, May, August and November and (ii) in the case of the last Interest Payment Date, the Business Day prior to the Maturity Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 4.1 of the Securities Purchase Agreement with respect to defaulted interest. Holders must surrender Notes to the Company to collect payments of principal and premium, if any, together with accrued and unpaid interest due at maturity. Any Note will be payable as to principal, interest and premium, if any, by wire transfer of immediately available funds to an account in the United States designated by the Holder to the Company in advance of the relevant payment date or, failing such designation, the Company will mail a check to the Holder at its registered address.

If an Event of Default, as defined in the Securities Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Securities Purchase Agreement.

Payment of principal, interest and premium, if any, in respect of the Notes is guaranteed by the Subsidiaries of the Company party to the Securities Purchase Agreement on the terms provided therein.

THE SECURITIES PURCHASE AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Securities Purchase Agreement and any other Note Document. Requests may be made to:

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, TX 76107

Attention:	Frank D. Bracken III Chief Executive Officer

In the event a successor assumes all the obligations of the Company under the Notes and the Securities Purchase Agreement, pursuant to the terms thereof the Company will be released from all such obligations.

LONESTAR RESOURCES AMERICA INC.

By:
[Title]

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder (the “Assignor”) hereby sell(s), assign(s) and transfer(s) unto                                          (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

If the Assignor had previously acquired this Note from a Person other than the Company, the name and address (at the time of acquisition) of such Person is as follows:

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the offer and sale of this Note have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Securities Purchase Agreement.

If none of the foregoing boxes is checked, the Company is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Securities Purchase Agreement have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If the Purchaser elects to have this Note purchased by the Company pursuant to Section 3.8 of the Agreement, check the box below:

☐ Section 3.8

If the Purchaser elects to have only part of this Note purchased by the Company pursuant to Section 3.8 of the Agreement, state the amount (in minimum denomination of $1,000,000 or integral multiples of $1,000 in excess of $1,000,000) the Purchaser elects to have purchased: $

Date:	Your Signature
(Sign exactly as the Purchaser name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(signature must be guaranteed)

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE AND THE UNDERLYING COMMON STOCK TO BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

EXHIBIT D

FORM OF WARRANT

TO PURCHASE COMMON STOCK OF

LONESTAR RESOURCES US INC.

Dated [                    ], 2016

i

ii

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS (I) REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, (II) THIS SECURITY MAY BE SOLD PURSUANT TO RULE 144 OF THE ACT OR (III) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS OR (B) THIS SECURITY MAY BE SOLD PURSUANT TO RULE 144 OF THE ACT.

No. of Shares of Class A Voting Common Stock: [            ]                                                          Warrant No. [        ]

WARRANT

To Purchase Class A Voting Common Stock of

LONESTAR RESOURCES US INC.

THIS IS TO CERTIFY, that, for value received, [                ], a [                ] [                ], or its successors or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, to purchase [            ] shares (the “Warrant Shares”) of Class A Voting Common Stock, par value $0.001 (the “Common Stock”), of Lonestar Resources US Inc., a Delaware corporation (the “Company”), from the Company (the “Warrant”) at an exercise price per share equal to $5.00 at the Issue Date (the exercise price in effect being herein called the “Exercise Price”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein. For the avoidance of doubt, the parties hereto agree that for U.S. federal income tax purposes, the amount paid for this Warrant on the date of issuance is equal to $[                ].

SECTION 1. Term; Exercise of Warrant.

1.1 Time of Exercise. This Warrant may be exercised at any time and from time to time during the period commencing as of 9:00 a.m., Central Time, on [                ], 2016 (the “Issue Date”) and ending as of 5:00 p.m., Central Time, on [                ], 2021, at which time this Warrant shall become void and all rights hereunder shall cease, unless extended by the parties.

1.2 Manner of Exercise.

1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the duly executed exercise notice, in the form attached hereto as Appendix B, to the Company at its corporate office in Fort Worth, Texas, and upon payment to the Company of the Exercise Price for each Warrant Share to be purchased in lawful money of the United States, or by certified or cashier’s check, or wired funds or by cashless exercise as provided in Section 1.3 below.

1.2.2 Upon receipt of this Warrant with the duly executed exercise notice and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised (unless this Warrant is being exercised on a cashless basis as provided in Section 1.3 below), the Company shall cause to be issued and delivered to the Holder, within a reasonable time, not exceeding three (3) trading days after this Warrant shall have been so exercised, including the delivery of the duly executed exercise notice and payment of the aggregate Exercise Price, by (a) causing the Company’s transfer agent to credit the Warrant Shares to the account of the Holder’s designated broker with The Depository Trust Company through its Deposit / Withdrawal At Custodian system or (b) if electronic delivery is unavailable, delivering at the address designated by the Holder certificates representing the total number of whole Warrant Shares for which this Warrant is being exercised.

1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4 The Company covenants and agrees that it will pay when due and payable any and all taxes and governmental charges (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) which may be payable in respect of the issue of this Warrant, or the issue of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any stamp, transfer or similar tax which may be payable in respect of any transfer involved in the issuance of this Warrant or of the Warrant Shares in a name other than that of the Holder at the time of surrender or an affiliate thereof; in the event any such transfer is involved and any such tax is payable, the Company shall not be required to issue such Warrant Shares until the payment of such tax (or the payment to the Company of an amount sufficient to reimburse it for the payment of any such tax).

1.3 Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, the Holder may elect to receive, without the payment by the Holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix C, duly executed, to the Company. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

A

where

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X = the number of shares of Common Stock to which the Holder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Holder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Holder and shares as to which the purchase rights are to be cancelled as payment therefor);

A = the Market Price of one share of Common Stock as at the date the net issue election is made; and

B = the Exercise Price in effect under this Warrant (taking into account prior adjustments pursuant to the terms hereof) at the time the net issue election is made.

“Market Price” on any date means the VWAP of one share of Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the specified date. If the Common Stock is not listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or another national securities exchange, “Market Price” of the Common Stock on any date means the fair value per share of Common Stock as of a date not earlier than 10 business days preceding the specified date as determined by the Company and Holder or, if the parties cannot agree within five Business Days, by a third party independent appraiser having experience in such matters as agreed upon by the Holder.

“VWAP” means, for any trading day, the price for shares of Common Stock determined by the daily volume weighted average price per share for such trading day on the trading market on which such shares are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on The Nasdaq Stock Market LLC or the New York Stock Exchange, or the principal national securities exchange on which such shares are then listed or quoted, whichever is applicable, as published by Bloomberg L.P. at 4:15 P.M., New York City time, on such trading day.

1.4 Exchange of Warrant. Upon the request of the Holder, this Warrant may be divided into, combined with or exchanged for another warrant or warrants of like tenor (collectively, the “Warrants”) to purchase a like aggregate number of Warrant Shares. If the Holder desires to divide, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged. The Company shall execute and deliver to the person or persons entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Warrant Share. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the date of exercise, computed to the nearest whole U.S. cent. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 1.

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SECTION 2. Adjustment of Exercise Price and Number of Warrant Shares Purchasable upon Exercise.

Subject and pursuant to the provisions of this Section 2, the Exercise Price and the number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

2.1 Stock Dividends, Subdivisions and Combinations. If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (A) the Exercise Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (B) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (A) above. Such adjustments shall be made successively whenever any event listed above shall occur.

2.2 Recapitalization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

2.3 Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection

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with a consolidation or merger in which the Company is the continuing entity) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 2.1), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company and the Holder or, if the parties cannot agree within five Business Days, a third party independent appraiser having experience in such matters as agreed upon by the Holder) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

2.4 Notice.

2.4.1 If at any time (A) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, (B) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or entity, or (C) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Holder at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and, in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (Y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (Z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 6.3.

2.4.2 The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

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2.5 Follow-On Dilution2.5.1 . If the Company issues, sells, or grants any shares of Common Stock, options, warrants or other subscription or purchase rights, securities which are convertible into shares of Common Stock, or rights to purchase stock, warrants or securities which are convertible into shares of Common Stock, including pursuant to the exercise of any warrant, option or other right to purchase (collectively, “Offered Securities”), at an indicative per share of Common Stock price (the “Follow-On Price”; and such Offered Securities so issued, sold or granted, on an as-converted basis, the “Follow-On Stock”) less than the Exercise Price in effect immediately prior to such issuance, sale or grant, then the Exercise Price will be reset so that it will equal the price determined according to the following formula:

(EP x OSP) + (FP x FS)

OSA

where

EP = the Exercise Price in effect immediately before the issuance, sale or grant of the Follow-On Stock;

OSP = the total number of fully diluted shares of Common Stock outstanding immediately prior the issuance, sale or grant of the Follow-On Stock;

FP = the Follow-On Price;

FS = the total number of fully diluted Follow-On Stock issued, sold or granted; and

OSA = the total number of fully diluted shares of Common Stock outstanding immediately after giving effect to the issuance, sale or grant of the Follow-On Stock.

SECTION 3. Restrictions on Transfer; Legends.

3.1 Registration or Exemption Required. Assuming the accuracy of the representations and warranties of the Holder in Section 5, this Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and exempt from state registration or qualification under applicable state laws. Neither this Warrant nor the Warrant Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, or upon surrender of the Warrant Shares for transfer, the transfer of this Warrant, or where applicable the Warrant Shares, the Company shall require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Shares, as the case may be, furnish to the Company a written opinion of counsel or other certification of a senior officer of the Holder (in each case, which shall be in form, substance and scope customary for comparable transactions) to the effect that such transfer may be made without registration under the Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Act in a transaction pursuant to Rule 144A

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3.2 Restrictive Legend. The Holder understands that until such time as the Warrant Shares may be sold pursuant to Rule 144 under the Act or an exemption from registration under the Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Warrant Shares, as applicable, shall bear a restrictive legend in substantially the form set forth on the cover page of this Warrant (and a stop-transfer order may be placed against transfer of such securities).

3.3 Removal of Restrictive Legends. The Warrant Shares shall not contain any legend restricting the transfer thereof: (A) following any sale of such Warrant Shares pursuant to Rule 144, (B) if such Warrant Shares are eligible for sale under Rule 144(b)(1) or (C) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)) and the Company shall have received an opinion of counsel to the Holder in form reasonably acceptable to the Company to such effect (collectively, the “Unrestricted Conditions”). In any such case, the Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the issuance of the Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder. The Company agrees that, at such time as the Unrestricted Conditions are met, it will, no later than three (3) trading days following the delivery by the Holder to the Company of notice that the Unrestricted Conditions have been met, deliver or cause to be delivered to such Holder an electronic transfer (or, if unavailable, a certificate) representing such Warrant Shares that is free from all restrictive and other legends.

SECTION 4. Representations, Warranties and Covenants of the Company.

4.1 Representations and Warranties. As of the date hereof, the Company represents and warrants to the Holder that:

(A) it has the corporate power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, and performance and delivery of, this Warrant and the transactions contemplated by this Warrant;

(B) this Warrant constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

(C) the execution of this Warrant and the performance of the Company’s obligations hereunder do not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company’s or any of its subsidiaries pursuant to: (i) the Company’s organizational documents; (ii) the terms of

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any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its subsidiaries or any of its or their properties; and

(D) assuming the accuracy of the representations and warranties of the Holder contained in this Warrant, the sale and issuance of the Warrant Shares pursuant to this Warrant is intended to be exempt from the registration requirements of the Act, and neither the Company nor any person acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

4.2 Covenants of the Company. The Company covenants and agrees as follows:

(A) at all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant;

(B) all Warrant Shares, when issued upon the exercise of this Warrant, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights;

(C) the Company shall, for so long as the Warrant remains outstanding, timely file all reports and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the Company no longer has reporting obligations under the Exchange Act, then the Company will deliver to the Holder:

(i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal year as compared to the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Company’s independent accountants;

(ii) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; and

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(iii) within 10 business days after the time periods specified by the SEC’s rules and regulations, information substantively of the type that would be required to be filed with the Commission in a Current Report on Form 8-K.

All such financial statements and information delivered pursuant to this Section 4.2(C) shall be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Company’s independent accountants or chief financial officer, as the case may be, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes);

(D) the Company shall not, for so long as any Warrants remain outstanding, by any action, including amending its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; and

(E) the Company shall, at its expense, list on The Nasdaq Stock Market LLC (or any other national securities exchange upon which shares of Common Stock are trading) all Warrant Shares issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any other shares of Common Stock shall be so listed during the period in which this Warrant may be exercised.

SECTION 5. Representations and Warranties of the Holder.

Each Holder of a Warrant represents and warrants to the Company as follows:

5.1 Acquisition of Warrant for Personal Account. The Holder is acquiring this Warrant and the Warrant Shares (collectively the “Securities”) for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

5.2 Rule 144. The Holder acknowledges that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and must be held indefinitely unless an exemption from registration is available. The Holder represents that it is knowledgeable with respect to Rule 144 promulgated under the Act.

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5.3 Accredited Investor. As of the date hereof, the Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. The Holder is sophisticated in financial matters, and is able to evaluate the risks and benefits of an investment in the Securities for an indefinite period of time.

5.4 Opportunity to Discuss; Information. The Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of the opportunity to the extent the Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

SECTION 6. OTHER MATTERS.

6.1 Withholding. If the Company is required by law to deduct or withhold any tax in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder or the cashless exercise by such Holder of Warrants pursuant to Section 1.3, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law; provided, that if the withholding required by the Company exceeds the amount of any cash required to be distributed or paid at such time by the Company to the Holder under this Warrant, then the Company shall be entitled to sell additional Warrants or redeem existing Warrants (including other Warrants held by such Holder with respect to whom such withholding has occurred) in order to satisfy such withholding obligations, or alternatively, at such Holder’s option, such Holder shall contribute the amount of such excess to the Company (in which case, the Company shall not be entitled to sell or redeem Warrants pursuant to this sentence). Notwithstanding anything to the contrary in this Section 6.1, the Company shall notify the applicable Holder in writing of its intent to withhold or deduct any tax at least 30 days prior to withholding or deducting any tax in respect of such Holder or selling or redeeming any Warrants pursuant to the preceding sentence and the Company shall give such Holder a reasonable opportunity to establish (by the provision of applicable tax forms or otherwise) that no withholding or deduction is required and, as applicable, to elect the option described in the preceding sentence. Any amounts withheld by the Company and paid over to the relevant taxing authority by the Company pursuant to this Section 6.1 shall, to the extent not reimbursed to the Company by the Holder, be treated as an amount distributed to the Holder for all purposes of this Warrant. Without limiting the generality of the foregoing, and without duplication (including without duplication of any amounts resulting from a sale or redemption of Warrants or a contribution by the Holder pursuant to the first sentence of this Section 6.1), the Holder shall indemnify the Company for the full amount of any taxes (excluding interest, penalties and additions to tax) that the Company is required by law to deduct or withhold in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder or the cashless exercise by such Holder of Warrants pursuant to Section 1.3 or that the Company is otherwise required by law to withhold or deduct from a payment to the Holder under this Warrant.

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6.2 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

6.3 Notices. Notices or demands pursuant to this Warrant to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or facsimile and addressed, until another address is designated in writing by the Company, as follows:

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

Attention: Frank D. Bracken III, Chief Executive Officer

With an additional copy provided to:

Juneau Energy, LLC

c/o Leucadia National Corporation

333 Clay Street, Suite 1000

Houston, TX 77002

Attention: George Hutchinson

and

c/o Leucadia National Corp

520 Madison Ave – 11th Floor

New York, NY 10022

Attention: Mike Sharp

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder or each successor at its last known address as it shall appear on the books of the Company.

6.4 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of

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venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.5 Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder and its successors and registered assigns.

6.6 Confidentiality. The Holder agrees to maintain, and to require its representatives to maintain, all confidential information obtained from the Company on a confidential basis, which, among other things, precludes the use of such confidential information for the purposes of trading on the Warrant Shares.

6.7 Identity of Transfer Agent. The transfer agent for the Common Stock is Computershare Trust Company, N.A. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will, within five (5) business days, mail to the Holder a statement setting forth the name and address of such transfer agent.

6.8 Amendment; Waiver. Any term of this Warrant may be amended or waived upon the written consent of both the Company and the Holder.

6.9 Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached as Appendix A hereto duly executed. In such event, the Company shall, without charge, execute and deliver a new Warrant in substantially identical form (other than the number of Warrant Shares) in the name of the assignee named in such instrument of assignment and the portion of this Warrant assigned to the assignee shall promptly be cancelled.

6.10 Holder as Owner. Prior to the surrender, transfer or assignment of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

6.11 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder, prior to the exercise of this Warrant, the right to vote, consent or receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

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6.12 Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) in any manner relating to or arising out of (i) the Holder’s exercise of this Warrant or ownership of any Warrant Shares issued in consequence thereof, or (ii) any litigation to which the Holder is made a party in its capacity as a shareholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final non appealable judgment by a court to have resulted from the Holder’s gross negligence, bad faith or willful misconduct in its capacity as a shareholder or warrantholder of the Company.

6.13 Remedies. The Holder and each holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

6.14 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant in substantially identical form as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

6.15 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

6.16 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

6.17 Office of the Company; Maintenance of Books. As long as any of the Warrants remain outstanding, the Company shall maintain an office (which shall be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

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6.18 Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, each of the Company and the Holder has caused this Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.

LONESTAR RESOURCES US INC.

By:
Frank D. Bracken III
Chief Executive Officer

[HOLDER]

By:
Name:
Title:

APPENDIX A

ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED,                                      hereby sells, assigns and transfers unto                             Warrant No. [    ] dated [                            ], 2016 (the “Warrant”) and the rights represented thereby, and does hereby irrevocably constitute and appoint                                                   Attorney, to transfer said Warrant on the books of Lonestar Resources US Inc., with full power of substitution.

Dated:

Signed:

APPENDIX B

WARRANT EXERCISE FORM

To Lonestar Resources US Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by Warrant No. [    ] dated [                ], 2016 (the “Warrant”) for, and to purchase thereunder by the payment of the Exercise Price (as defined in the Warrant) and surrender of the Warrant,                      shares of Class A Voting Common Stock, par value $0.001 (“Warrant Shares”), provided for therein. The undersigned requests that the Warrant Shares be issued through the facilities of The Depository Trust Company as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered electronically (provide DWAC Instructions:                                                              )

(or other (specify):                                                                           ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name set forth below indicated and delivered to the address stated below.

Name (please print)

Address

Federal Identification or
Social Security No.

Dated: ,

Signature:

APPENDIX C

NET ISSUE ELECTION NOTICE

To Lonestar Resources US Inc.:

Date:

The undersigned hereby elects under Section 1.3 of Warrant No. [    ] dated [                ], 2016 (the “Warrant”) to surrender the right to purchase                      shares of Class A Voting Common Stock, par value $0.001, pursuant to this Warrant (the “Warrant Shares”) and hereby requests the issuance of                          shares of Class A Voting Common Stock (the “Net Issue Shares”). The undersigned requests that the Net Issue Shares be issued through the facilities of The Depository Trust Company as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered electronically (provide DWAC Instructions:                                                                          )

(or other (specify):                                                              ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name set forth below indicated and delivered to the address stated below.

Name (please print)

Address

Federal Identification or
Social Security No.

Dated: ,

Signature:

EXHIBIT E

Form of Joinder

            , 20

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, TX 76107

Attention: Frank D. Bracken III

                 Chief Executive Officer

Re:	Securities Purchase Agreement, dated as of August 2, 2016 (the “Securities Purchase Agreement”), by and among, inter alia, Lonestar Resources US Inc., Lonestar Resources America, Inc. and the other Purchasers party thereto

Ladies and Gentlemen:

By execution of this letter agreement, the undersigned agrees and acknowledges to be bound by the terms and provisions under of that certain Securities Purchase Agreement as if [he][she][it] were a “Purchaser” (as such term is defined in the Securities Purchase Agreement) and to commit to purchase Notes in a principal amount of $                        .

Additionally, the undersigned agrees and acknowledges that the address provided on the signature page hereto shall be included as part of Schedule I of the Securities Purchase Agreement as if originally provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[Name of Purchaser]

By:

Address:

EXHIBIT F

Form of Commitment Increase Supplement

            , 20

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, TX 76107

Attention: Frank D. Bracken III

                 Chief Executive Officer

Re:	Securities Purchase Agreement, dated as of August , 2016 (the “Securities Purchase Agreement”; capitalized terms defined therein being used herein as so defined), by and among, inter alia, Lonestar Resources US Inc., Lonestar Resources America, Inc. and the other Purchasers party thereto

Ladies and Gentlemen:

By execution of this letter agreement, the undersigned requests an increase in its Commitment under the Securities Purchase Agreement as set forth below:

1.	Principal Amount of additional Commitments: $

2.	Aggregate Amount of Commitments after increase: $

Additionally, the undersigned agrees and acknowledges that the address provided on the signature page hereto shall be included as part of Schedule I of the Securities Purchase Agreement as if originally provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[Name of Purchaser]

By:

Address:

SCHEDULE I

INFORMATION RELATING TO INITIAL PURCHASER

Name and Address of Initial Purchaser	Principal Amount of Commitment
Juneau Energy, LLC c/o Leucadia National Corporation 333 Clay Street, Suite 1000 Houston, TX 77002 Attention: George Hutchinson

With a copy to:

Leucadia National Corporation 520 Madison Ave – 11th Floor New York, NY 10022 Attention: Mike Sharp, EVP and General Counsel

And a copy to:

Baker Botts L.L.P. 910 Louisiana St. Houston, TX 77002 Attention: Felix Phillips
Total	$25,000,000

SCHEDULE II

Company Account Information